UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.      )
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under § 240.14a-12

PROGYNY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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PROGYNY, INC.
1359 Broadway, 2nd Floor
New York, New York 10018
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Virtually at https://edge.media-server.com/mmc/p/2ddumpqc On June 2, 2021
To the Stockholders of Progyny, Inc.:
On behalf of our board of directors, you are cordially invited to attend the Annual Meeting of Stockholders of Progyny, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held virtually, via live webcast at https://edge.media-server.com/mmc/p/2ddumpqc, originating from New York, New York, on Wednesday, June 2, 2021 at 3:00 p.m., Eastern Time. Similar to last year, we have determined to hold a virtual Annual Meeting this year in light of the COVID-19 pandemic, as we believe ensuring the safety of our communities, stockholders and personnel is critical at this time. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate. We recommend that you log in a few minutes prior to the start of the Annual Meeting on June 2, 2021 to ensure you are logged in when the Annual Meeting starts.
The Annual Meeting will be held for the following purposes:
1.
To elect three Class II directors, Roger Holstein, Jeff Park and David Schlanger, each to hold office until our Annual Meeting of Stockholders in 2024;

2.
To ratify the selection by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

3.
To approve, on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of our named executive officers; and

4.
To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is Monday, April 5, 2021. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.
By Order of the Board of Directors
/s/ Jennifer Bealer

Jennifer Bealer
Executive Vice President, General Counsel and Secretary
New York, New York
April 22, 2021
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS’ MEETING TO BE HELD ON WEDNESDAY, JUNE 2, 2021, AT 3:00 P.M., EASTERN TIME
The notice of Annual Meeting, the proxy statement and our Annual Report on Form10-K for the fiscal year ended December 31,2020 are available at www.edocumentview.com/PGNY
You are cordially invited to attend the virtual Annual Meeting. Whether or not you expect to attend the Annual Meeting, PLEASE VOTE YOUR SHARES. As an alternative to voting online during the Annual Meeting, you may vote your shares by proxy in advance of the Annual Meeting via the internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card.
Even if you have voted by proxy, you may still vote online during the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote during the Annual Meeting, you must follow the instructions from such organization and will need to obtain a proxy issued in your name from that record holder.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	2
PROPOSAL 1: ELECTION OF DIRECTORS	7
INFORMATION REGARDING DIRECTOR NOMINEES AND CURRENT DIRECTORS	8
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	11
PROPOSAL 2: RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	19
PROPOSAL 3: APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	21
EXECUTIVE OFFICERS	22
EXECUTIVE COMPENSATION	23
DIRECTOR COMPENSATION	43
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	46
DELINQUENT SECTION 16(A) REPORTS	49
TRANSACTIONS WITH RELATED PERSONS	50
HOUSEHOLDING OF PROXY MATERIALS	51
OTHER MATTERS	52

i

PROGYNY, INC.
1359 Broadway, 2nd Floor
New York, New York 10018
PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
To Be Held Virtually at https://edge.media-server.com/mmc/p/2ddumpqc On June 2, 2021 at 3:00 p.m., Eastern Time
Our board of directors is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Progyny, Inc., a Delaware corporation, to be held virtually, via live webcast at https://edge.media-server.com/mmc/p/2ddumpqc, originating from New York, New York, on Wednesday, June 2, 2021 at 3:00 p.m., Eastern Time, and any adjournment or postponement thereof. Similar to last year, we have determined to hold a virtual Annual Meeting this year in light of the COVID-19 pandemic, as we believe ensuring the safety of our communities, stockholders and personnel is critical at this time. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
For the Annual Meeting, we have elected to furnish our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Annual Report”), to our stockholders primarily via the internet. On or about April 22, 2021, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the internet, how to vote at the Annual Meeting, and how to request printed copies of the proxy materials. Stockholders may request to receive all future materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. A stockholder’s election to receive proxy materials by mail or email will remain in effect until revoked. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact and cost of our Annual Meeting.
Only stockholders of record at the close of business on Monday, April 5, 2021 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 87,738,967 shares of common stock outstanding and entitled to vote. A list of stockholders entitled to vote at the Annual Meeting will be available for examination during normal business hours for ten days before the Annual Meeting at our address above. The stockholder list will also be available online during the Annual Meeting. For instructions on how to attend the Annual Meeting, please see the instructions on the first page of this proxy statement.
In this proxy statement, we refer to Progyny, Inc. as “Progyny,” “the Company,” “we” or “us” and the board of directors of Progyny as “our board of directors.” The Annual Report, which contains financial statements as of December 31, 2020 and 2019 and for the three years ended December 31, 2020, accompanies this proxy statement. You also may obtain a copy of the Annual Report without charge, by writing to our Secretary at 1359 Broadway, 2nd Floor, New York, New York 10018, Attention: Jennifer Bealer or by emailing investors@progyny.com.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS’ MEETING TO BE HELD ON WEDNESDAY, JUNE 2, 2021, AT 3:00 P.M., EASTERN TIME
The notice of Annual Meeting, the proxy statement and our Annual Report are available at www.edocumentview.com/PGNY

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you the Notice because our board of directors is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders to be held on June 2, 2021, including at any adjournments or postponements thereof. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about April 22, 2021 to all stockholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials by mail?
We may elect to send you a proxy card, along with a second Notice of Internet Availability of Proxy Materials, after 10 calendar days have passed since our first mailing of the Notice.
How do I attend, participate in, and ask questions during the virtual Annual Meeting?
We will be hosting the Annual Meeting via live webcast only. You may attend the virtual Annual Meeting live online at https://edge.media-server.com/mmc/p/2ddumpqc. The meeting will start at 3:00 p.m., Eastern Time, on Wednesday, June 2, 2021. Stockholders attending the virtual Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We recommend that you log in a few minutes before 3:00 p.m., Eastern Time to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting.
If you would like to submit a question, you may do so before or during the Annual Meeting by emailing investors@progyny.com. Questions may be ruled out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.
No audio or video recordings of the Annual Meeting are permitted.
Why is this Annual Meeting being held as a virtual only meeting?
We have been closely monitoring developments with the COVID-19 pandemic and the related recommendations and protocols issued by public health authorities and federal, state, and local governments. In light of the ongoing concerns and out of an abundance of caution, we will be conducting the Annual Meeting by remote communication only. The health and well-being of our employees and stockholders remains our top priority. Furthermore, we are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders and us. We believe that hosting a virtual meeting will enable increased stockholder attendance and participation since stockholders can participate from any location around the world, while saving the Company and investors time and money. A virtual meeting is also environmentally friendly and sustainable over the long-term. Stockholders can submit questions ahead of the meeting through an online portal and during the meeting while attending the Annual Meeting online. Our virtual meeting also enables us to provide non-stockholders the opportunity to listen to our meeting.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date, April 5, 2021, will be entitled to vote at the Annual Meeting. On the Record Date, there were 87,738,967 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name
If on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or vote by proxy in advance of the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting, either electronically through the internet, by telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may vote your shares online during the Annual Meeting only by following the instructions from such organization and after obtaining a valid proxy from your broker, bank or other agent.
What am I voting on?
There are three matters scheduled for a vote:
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Proposal 1:   Election of three Class II directors, each to hold office until our annual meeting of stockholders in 2024;

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Proposal 2:   Ratification of the selection by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

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Proposal 3:   Approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of our named executive officers.

What if another matter is properly brought before the Annual Meeting?
Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
The procedures for voting are fairly simple:
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Stockholder of Record: Shares Registered in Your Name.   If you are a stockholder of record, you may vote (1) online during the Annual Meeting or (2) in advance of the Annual Meeting by proxy through the internet, by telephone or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.

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To vote during the Annual Meeting, go to www.investorvote.com/PGNY, starting at 3:00 p.m., Eastern Time on Wednesday June 2, 2021. You will be asked to provide the control number from the Notice or the printed proxy card.

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To vote online in advance of the Annual Meeting, go to www.investorvote.com/PGNY to complete an electronic proxy card. You will be asked to provide the control number from the Notice or the printed proxy card. Your internet vote must be received by 11:59 p.m., Eastern Time on Tuesday, June 1, 2021 to be counted.

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To vote in advance of the Annual Meeting by telephone, dial 1-800-652-VOTE (8683), which is the number found on the Notice or the printed proxy card that may be delivered to you using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice or the printed proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time on Tuesday, June 1, 2021 to be counted.

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To vote in advance of the Annual Meeting using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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Beneficial Owner: Shares Registered in the Name of Broker or Bank.   If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online during the Annual Meeting, you must follow the instructions from your broker, bank or other agent.

Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting through the internet, by telephone or by using a printed proxy card, or by submitting a ballot online during the Annual Meeting.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
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Stockholder of Record: Shares Registered in Your Name.   If you are a stockholder of record, then yes, you can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of the following ways:

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Submit another properly completed proxy card with a later date.

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Grant a subsequent proxy by telephone or through the internet.

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Send a timely written notice that you are revoking your proxy to our Secretary at 1359 Broadway, 2nd Floor, New York, New York 10018, Attention: Jennifer Bealer or via email at investors@progyny.com.

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Attend the virtual Annual Meeting and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the Annual Meeting by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

Your most current proxy card or telephone or internet proxy is the one that is counted.
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Beneficial Owner: Shares Registered in the Name of Broker or Bank.   If you are a beneficial owner and your shares are held in “street name” by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote through the internet, by telephone, by completing the proxy card that may be delivered to you or online during the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of our board of directors: “FOR” the election of each of the three nominees for director, “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 and “ONE YEAR” as the frequency of future advisory votes on the compensation of the Company’s named executive officers. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in “street name” and I do not provide my broker, bank or other agent with voting instructions, what happens?
If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether, pursuant to stock exchange rules, the particular proposal is deemed to be a “routine” matter. The only routine matter on the agenda for the Annual Meeting is the ratification of appointment of our independent registered public accounting firm (Proposal 2). Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation, and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may vote your shares on Proposal 2. Your broker or nominee, however, may not vote your shares on Proposal 1 or Proposal 3 without your instructions. Such an event would result in a “broker non-vote” and these shares will not be counted as having been voted on Proposal 1 or Proposal 3. Please instruct your bank, broker or other agent to ensure that your vote will be counted.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
As a reminder, if you a beneficial owner of shares held in “street name,” in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from such organization.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “FOR,” “WITHHOLD” and broker non-votes; with respect to the proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, votes “FOR,” “AGAINST” and abstentions; and with respect to the approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of our named executive officers, votes for “ONE YEAR”, “TWO YEARS”, “THREE YEARS” and abstentions.
How many votes are needed to approve each proposal?
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Proposal 1:   For the election of directors, the three nominees receiving the most “FOR” votes from the holders of shares present by virtual attendance or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “FOR” will affect the outcome. Broker non-votes will not be counted as present and are not entitled to vote on this proposal.

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Proposal 2:   To be approved, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending December 31, 2020 must receive “FOR” votes from the holders of a majority of shares present by virtual attendance or represented by proxy and entitled to vote on the matter. Abstentions and broker non-votes will be counted as present for purposes of this vote, and therefore will have the same effect as an “AGAINST” vote.

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Proposal 3:   The approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of our named executive officers must receive “ONE YEAR” votes from the holders of a majority of shares present by virtual attendance or represented by proxy and entitled to vote on the matter. If no frequency receives the foregoing vote, then we will consider the option of “ONE YEAR”, “TWO YEARS”, or “THREE YEARS” that receives the highest number of votes cast to be the frequency recommended by stockholders. Abstentions will be counted as present for the purposes of this vote, and therefore will have the same effect as an “AGAINST” vote. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting by virtual attendance or represented by proxy. On the Record Date, there were 87,738,967 shares outstanding and entitled to vote.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote online during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting by virtual attendance or represented by proxy may adjourn the Annual Meeting to another date.
Is there a list of stockholders entitled to vote at the Annual Meeting?
The names of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting for any purpose germane to the Annual Meeting, between the hours of 9:00 a.m. and 4:30 p.m., Eastern Time, at our principal executive offices at 1359 Broadway, 2nd Floor, New York, NY 10018, by contacting Jennifer Bealer.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
When are stockholder proposals due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 23, 2021, to our Secretary at 1359 Broadway, 2nd Floor, New York, New York 10018, Attention: Jennifer Bealer.
Pursuant to our amended and restated bylaws, if you wish to submit a proposal (including a director nomination) at the 2022 annual meeting that is not to be included in next year’s proxy materials, you must do so not later than the close of business on March 4, 2022 nor earlier than the close of business on February 2, 2022. However, if the date of our 2022 annual meeting is not held between May 3, 2022 and July 2, 2022, to be timely, notice by the stockholder must be received (A) not earlier than the close of business on the 120th day prior to the 2022 annual meeting and (B) not later than the close of business on the later of the 90th day prior to the 2022 annual meeting or the 10th day following the day on which public announcement of the date of the 2022 annual meeting is first made. You are also advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
Who is paying for this proxy solicitation?
We will pay for the cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

PROPOSAL 1
ELECTION OF DIRECTORS
Our board of directors currently consists of nine members and is divided into three classes as follows:
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Class I directors: Malissia Clinton, Kevin Gordon and Cheryl Scott, whose terms will expire at the annual meeting of stockholders to be held in 2023;

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Class II directors: Roger Holstein, Jeff Park and David Schlanger whose terms will expire at the upcoming Annual Meeting; and

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Class III directors: Fred Cohen, M.D., D.Phil., Norm Payson, M.D. and Beth Seidenberg, M.D., whose terms will expire at the annual meeting of stockholders to be held in 2022.

Each class consists of one-third of the total number of directors, and each class has a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Vacancies on the board of directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the board of directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of Progyny.
Mr. Holstein, Mr. Park and Mr. Schlanger are currently members of our board of directors and have been nominated for reelection to serve as Class II directors. Each of these nominees was recommended to our board of directors by our nominating and corporate governance committee. Each nominee has agreed to stand for reelection at the Annual Meeting, and our management has no reason to believe that any nominee will be unable to serve. If elected at the Annual Meeting, each of these nominees would serve until the annual meeting of stockholders to be held in 2024 and until his or her successor has been duly elected, or if sooner, until the director’s death, resignation or removal.
Our nominating and corporate governance committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise, diversity, and high-level management experience necessary to oversee and direct our business. To that end, the committee has identified and evaluated nominees in the broader context of the board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the committee views as critical to the effective functioning of the board. To provide a mix of experience and perspective on the board, the committee also takes into account geography, gender, age, ethnic diversity and country of origin. The biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or director nominee that led the committee to believe that that nominee should continue to serve on the board. However, each of the members of the committee may have a variety of reasons why a particular person would be an appropriate nominee for the board, and these views may differ from the views of other members.
Directors are elected by a plurality of the votes of the holders of shares present by virtual attendance or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of “FOR” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us.
Our Board Of Directors Unanimously Recommends A Vote FOR Each Class II Director Nominee Named Above.

INFORMATION REGARDING DIRECTOR NOMINEES AND CURRENT DIRECTORS
The following table sets forth, for the Class II nominees and our other directors who will continue in office after the Annual Meeting, their ages and position or office held with us as of the date of this proxy statement:
Name	Age	Principal Occupation/ Position
Class II director nominees for election at the 2021 Annual Meeting of Stockholders
Roger Holstein	69	Director
Jeff Park	49	Director
David Schlanger	61	Chief Executive Officer and Director
Class III directors continuing in office until 2022 Annual Meeting of Stockholders
Fred E. Cohen, D.Phil.	64	Director
Norman Payson, M.D.	73	Director
Beth Seidenberg, M.D.	64	Chair of the Board of Directors
Class I directors continuing in office until the 2023 Annual Meeting of Stockholders
Malissia Clinton	52	Director
Kevin Gordon	58	Director
Cheryl Scott	71	Director
Set forth below is biographical information for the director nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led our board of directors to recommend them for board service.
Nominees For Election at the 2021 Annual Meeting of Stockholders
Roger Holstein has served as a member of our board of directors since November 2020. He has been a Managing Director at Vestar Capital Partners, a private equity firm, since 2006. He currently serves on the boards of Quest Analytics, Healthgrades and Veritas Collaborative. From 1997 to 2005, Mr. Holstein served as Chief Executive Officer, President or Director of WebMD Health Corp., or WebMD, and helped establish it as the leading source of healthcare information for consumers and professionals. From 1991 to 1996, Mr. Holstein was a member of the Office of the President at Medco, where he helped create the business of prescription benefit management. Prior to that, Mr. Holstein held executive positions at MCI, Warner Amex Cable and Grey Advertising. He began his career in marketing with the Spirits of St. Louis basketball team in the American Basketball Association. Mr. Holstein holds a B.A. in English Literature and Art History, with distinction, from Swarthmore College. We believe that Mr. Holstein is qualified to serve on our board of directors because of his extensive leadership and healthcare experience.
Jeff Park has served as a member of our board of directors since October 2019. Mr. Park has served since April 2019 as the Chairman and Chief Executive Officer of WellDyneRx, an independent pharmacy benefits manager. From January 2018 until May 2018, he was the Interim Chief Executive Officer of Diplomat Pharmacy, Inc., or Diplomat, a provider of specialty pharmacy services. Additionally, from June 2017 to February 2019, he served on the board of directors of Diplomat. Prior to that, from July 2015 until July 2016, he was the Chief Operating Officer of OptumRX, the entity resulting from the merger of Catamaran Corporation, or Catamaran, and OptumRX, UnitedHealthcare Group’s free-standing pharmacy care services business. Before the merger, from March 2014 until July 2015, he was Catamaran’s Executive Vice President, Operations, and previously served as Catamaran’s Chief Financial Officer, beginning in 2006. Mr. Park holds a B.S. in Accounting from Brock University. We believe that Mr. Park is qualified to serve on our board of directors because of his extensive leadership experience in the pharmaceutical industry.
David Schlanger has served as our Chief Executive Officer since January 2017 and on our board of directors since March 2017. From August 2013 until September 2016, he served as the Chief Executive Officer of WebMD, an online provider of information relating to health and well-being. Prior to that, he served as the Interim Chief Executive Officer and in various other senior executive positions at WebMD and predecessor companies for more than 15 years, including as Senior Vice President, Strategic and Corporate Development and Senior Vice President, Corporate Development. Mr. Schlanger received his B.S. from Georgetown University and his J.D. from the University of Michigan Law School. We believe that Mr. Schlanger is qualified to serve on our board of directors because of his extensive experience at healthcare companies and in executive management.
Directors Continuing in Office Until The 2022 Annual Meeting of Stockholders
Fred E. Cohen, M.D. D.Phil. has served on our board of directors since March 2015. Dr. Cohen is currently a Senior Advisor to TPG Capital, where he previously served for over 15 years as a Partner, and founder of TPG Biotechnology, a life science focused venture capital fund. Beginning in November 2017, Dr. Cohen has served as a co-founder and senior managing director of Vida Ventures, LLC, a biotechnology venture capital fund. In addition, for three decades throughout his career, Dr. Cohen has been affiliated with University of California, San Francisco where he held various clinical responsibilities, including as a research scientist, an internist for hospitalized patients, a consulting endocrinologist, and the Chief of the Division of Endocrinology and Metabolism. Dr. Cohen currently serves on the boards of directors of the following public companies: Urogen Pharma Ltd. (since May 2017), CareDx, Inc. (since January 2003), Intellia Therapeutics, Inc. (since January 2019) and Veracyte, Inc. (since 2007). Dr. Cohen also serves on the board of directors of several privately-held companies and previously served on the board of directors of BioCryst Pharmaceuticals, Inc. from July 2013 until January 2019, Quintiles Transnational Holdings, Inc. from May 2007 to November 2015, Roka Bioscience, Inc. from September 2009 to October 2017, Five Prime Therapeutics, Inc. from May 2002 until May 2018, Tandem Diabetes Care, Inc. from June 2013 until June 2019 and Genomic Health Inc. from April 2002 until November 2019. Dr. Cohen received his B.S. in Molecular Biophysics and Biochemistry from Yale University, his D.Phil. in Molecular Biophysics from Oxford on a Rhodes Scholarship, and his M.D. from Stanford. He is a member of the National Academy of Medicine and the American Academy of Arts and Sciences. Dr. Cohen is a California licensed physician. We believe that Dr. Cohen is qualified to serve on our board of directors because of his financial and medical knowledge and experience.
Norman Payson, M.D. has served on our board of directors since December 2016. Dr. Payson was co-founder of Healthsource and its Chief Executive Officer from 1985 to 1997, Chief Executive Officer of Oxford Health Plans from 1998 to 2002, Chairman of Concentra from 2005 to 2008 and Chief Executive Officer of Apria Healthcare Group Inc. from 2008 to 2012, where he is currently a member of the board of directors. Since 1997, Dr. Payson has served as President and a director of NCP, Inc., his family office, through which he engages in consulting and personal investment activities. Additionally, Dr. Payson served as a strategic advisor for Evolent Health, Inc., or Evolent, from March 2014 through December 2020 and previously served on its board of directors from December 2013 to June 2019. Dr. Payson is currently serving on the board of directors of various private and not-for-profit companies including Access Clinical Partners, City of Hope, Smile Brands, HPM National Advisory Board at the Mailman School of Public Health at Columbia and USC Schaeffer Center Advisory Board. Dr. Payson is also on the board of Kiva Foundation, a private charitable foundation organized by Dr. Payson and his wife in June 1998. Until June 2019, Dr. Payson served as a director at Geisel School of Medicine at Dartmouth, where he now serves as director emeritus. Dr. Payson holds a B.S. in Earth and Planetary Sciences from the Massachusetts Institute of Technology and received his M.D. from Dartmouth Medical School. Dr. Payson is a California licensed physician. We believe that Dr. Payson is qualified to serve on our board of directors because of his 30-year career as chief executive officer or chairman of multiple healthcare organizations, including publicly-traded companies.
Beth Seidenberg, M.D. has served on our board of directors since May 2010 and as Chair of our board of directors since June 2015. Dr. Seidenberg has been a partner at Kleiner Perkins, a venture capital firm, since May 2005, where she primarily focuses on life sciences investing. She has also served as the Managing Director of Westlake Village BioPartners, another venture capital firm, since August 2018. Prior to joining Kleiner Perkins, Dr. Seidenberg was the Senior Vice President, Head of Global Development and Chief Medical Officer at Amgen, Inc., a biotechnology company. In addition, Dr. Seidenberg was a senior executive in research and development at Bristol Myers Squibb Company, a biopharmaceutical company, and

Merck. Dr. Seidenberg has served on the board of directors of Atara Biotherapeutics since August 2012. Dr. Seidenberg previously served on the boards of directors of Epizyme, Inc., from February 2008 to September 2019, Tesaro, Inc., from June 2011 to February 2019, and ARMO BioSciences, Inc. from December 2012 until June 2018. Dr. Seidenberg received a B.S. from Barnard College and an M.D. from the University of Miami School of Medicine and completed her post-graduate training at the Johns Hopkins University, George Washington University and the National Institutes of Health. We believe that Dr. Seidenberg is qualified to serve on our board of directors because of her extensive experience in the life sciences industry as a senior executive and venture capitalist, as well as her training as a physician.
Directors Continuing in Office Until The 2023 Annual Meeting of Stockholders
Malissia Clinton has served as a member of our board of directors since November 2020. Ms. Clinton has served as Senior Vice President, General Counsel and Secretary at The Aerospace Corporation, a nonprofit corporation that provides technical guidance on space missions, since 2009. She previously worked at Northrop Grumman from 2002 to 2009, including her role as Senior Counsel for Special Projects beginning in 2007. Ms. Clinton joined TRW Space Technology, a division of TRW, Inc., in 1998 as Counsel in its Telecommunication Programs and Avionic Systems division. She began her career as an Associate at Tuttle & Taylor. Additionally, Ms. Clinton has served on the board of directors of 3D Systems Corporation since 2019 and on the board of directors of City of Hope Medical Center since 2016. Ms. Clinton holds a B.S. in Political Science and Government from Arizona State University and received her J.D. from the Stanford Law School. We believe that Ms. Clinton is qualified to serve on our board of directors because of her strong legal background and extensive experience in corporate governance.
Kevin Gordon has served as a member of our board of directors since October 2019. Mr. Gordon has also served on the board of directors of Veracyte, Inc., a genomic diagnostics company, since December 2016, and Q Holdco Limited, a private company that provides world class engineered and elastomeric solutions, since September 2019. From January 2018 until March 2019, he was the President and Chief Financial Officer of Liquidia Technologies Inc., a clinical biopharmaceutical company. Mr. Gordon served as Executive Vice President and Chief Operating Officer of Quintiles Transnational Holdings Inc., or Quintiles, a research, clinical trial and pharmaceutical consulting company, from October 2015 until its merger with IMS Health Holdings, Inc. (forming IQVIA Holdings, Inc.) in October 2016. Prior to that, he was the Executive Vice President and Chief Financial Officer of Quintiles from July 2010 until December 2015. Mr. Gordon served as Executive Vice President and Chief Financial Officer of Teleflex Incorporated, a medical device company, from March 2007 until January 2010. Mr. Gordon held various senior corporate development positions at Teleflex Incorporated from 1997 to 2007. From 1992 to 1997, he held various senior positions, including Chief Financial Officer at Package Machinery Company. From 1984 to 1992, he held senior manager and other various finance positions at KPMG LLP. Mr. Gordon holds a B.S. in Accounting from the University of Connecticut. We believe that Mr. Gordon is qualified to serve on our board of directors because of his extensive accounting experience and leadership experience in healthcare companies.
Cheryl Scott has served as a member of our board of directors since October 2019. Since July 2016, Ms. Scott has served as the Main Principal of the McClintock Scott Group. From June 2006 to July 2016, Ms. Scott served as Senior Advisor to the Bill & Melinda Gates Foundation. Previously, she served as President and Chief Executive Officer of the Seattle-based Group Health Cooperative for eight years. Ms. Scott has served as a member of the board of directors of Evolent since November 2015. She also currently serves on a variety of private company and not-for-profit boards. She was a member of the board of directors of Recreational Equipment Incorporated (REI) from 2005 to 2017, and served as the board chairperson from 2015 to 2017. Ms. Scott received her B.A. in Journalism and M.H.A. from the University of Washington, and is currently a Clinical Professor of Health Services at the University of Washington. We believe that Ms. Scott is qualified to serve on our board of directors because of her extensive career in healthcare, leadership and corporate governance, including her tenure as the Chief Executive Officer of Group Health Cooperative.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of the Board of Directors
Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”). Under the Nasdaq listing standards, a majority of the members of our board of directors must qualify as “independent,” as affirmatively determined by our board of directors. Our board of directors consults with our external counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, and any of his or her family members, and Progyny, our senior management, external counsel and our independent auditors, our board of directors has affirmatively determined that the following eight directors are independent directors within the meaning of the applicable Nasdaq listing standards: Ms. Clinton, Dr. Cohen, Mr. Gordon, Mr. Holstein, Mr. Park, Dr. Payson, Ms. Scott and Dr. Seidenberg. In making this determination, our board of directors found that none of these directors or nominees for director had a material or other disqualifying relationship with Progyny. Mr. Schlanger, by virtue of his position as our Chief Executive Officer, is not independent.
Accordingly, a majority of our directors are independent, as required under applicable Nasdaq rules. In making this determination, our board of directors considered the applicable Nasdaq rules and the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including their beneficial ownership of our capital stock.
There are no family relationships among any of our directors or executive officers.
Board Leadership Structure
Our board of directors has an independent chair, Dr. Seidenberg. The primary responsibilities of the chair of our board of directors are to: work with the Chief Executive Officer to develop board meeting schedules and agendas; provide the Chief Executive Officer feedback on the quality, quantity and timeliness of the information provided to the board of directors; develop the agenda for and moderate executive sessions of the independent members of the board of directors; preside over board meetings; act as principal liaison between the independent members of the board of directors and Chief Executive Officer; convene meetings of the independent directors as appropriate; and perform other duties as the board of directors may determine from time to time. Accordingly, Dr. Seidenberg has substantial ability to shape the work of our board of directors.
The board of directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to provide independent oversight of management. The board of directors believes that, given the dynamic and competitive environment in which we operate, the optimal board leadership structure may vary as circumstances warrant. We believe that at this time separation of the positions of board chair and Chief Executive Officer reinforces the independence of the board in its oversight of the business and affairs of Progyny. In addition, we believe that having an independent board chair creates an environment that is conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our board of directors to monitor whether management’s actions are in the best interests of Progyny and our stockholders. As a result, we believe that having an independent board chair can enhance the effectiveness of the board as a whole. The board of directors periodically reviews its leadership structure to determine whether it continues to best serve Progyny and its stockholders.
Role of the Board of Directors in Risk Oversight
One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our full board of directors is responsible for monitoring and assessing strategic risk exposure as well as new and emerging risks. For example, our board of directors has been closely monitoring the ongoing COVID-19 pandemic, its potential effects on our business, and risk mitigation strategies. Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit committee also monitors compliance with legal and regulatory requirements. Specific areas of focus for the audit committee include our policies and other matters relating to our investments, cash management, major financial risk exposures, the adequacy and effectiveness of our information security policies and practices and the internal controls regarding information security. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. At periodic meetings of our board of directors and its committees, management reports to and seeks guidance from our board of directors and its committees with respect to the most significant risks that could affect our business, such as legal risks, information security and privacy risks, and financial, tax and audit related risks.
Corporate Responsibility
Our board of directors is committed to corporate responsibility and our employees are guided by our mission to make dreams of parenthood come true through healthy, timely and supported fertility journeys. Our solution aims to remove financial barriers, provide culturally competent concierge patient support and education, and allow equitable access to high quality care through the largest network of premier fertility specialists in the United States. Our Medical Advisory Board, comprised of leading reproductive endocrinologists across the United States, ensures that our plan design recognizes the unique needs and cultural differences in approach to treatment that members might require. We also provide curated member education throughout the year focused on various topics like infertility in the BIPOC community, LGBTQ+ family building and single parents by choice. Our board of directors acknowledges that we cannot just focus on helping members build their families for today. Our work must also create a fair and just future. Health disparities in fertility and maternal health continue, and we are dedicated to providing support to our employees, members, and employer clients to close the gaps.
Meetings of the Board of Directors and its Committees
Our board of directors is responsible for the oversight of management and the strategy of our company and for establishing corporate policies. Our board of directors meets periodically during the year to review significant developments affecting us and to act on matters requiring the approval of our board of directors. Our board of directors met five times during our last fiscal year. The audit committee met six times during our last fiscal year, our compensation committee met five times during our last fiscal year, and our nominating and corporate governance committee met five times during our last fiscal year. During our last fiscal year, each director attended 75% or more of the aggregate of the meetings of our board of directors and of the committees on which he or she served during the period in which he or she served as a director. We encourage our directors and nominees for director to attend our Annual Meeting of stockholders. All of our then-incumbent directors attended our annual meeting of stockholders held in 2020.
Information Regarding Committees of the Board of Directors
Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors may establish other committees to facilitate the management of our business. Our board of directors has adopted written charters for each of our committees, which are available to stockholders on our investor relations website at investors.progyny.com.

The following table provides membership information for fiscal 2020 for each of the committees of our board of directors:
Name	Audit	Compensation	Nominating and Corporate Governance
Malissia Clinton**			X
Fred Cohen, M.D., D.Phil.		X*
Kevin Gordon	X		X
Roger Holstein**		X
Jeff Park	X*	X
Norman Payson, M.D.	X		X*
Cheryl Scott			X
Beth Seidenberg, M.D.		X

*
Committee Chairperson

**
Director since November 2020.

Our board of directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.
Below is a description of each committee of our board of directors.
Audit Committee
The audit committee of our board of directors is composed of three directors: Mr. Gordon, Mr. Park and Dr. Payson, with Mr. Park serving as chair of the audit committee.
Our board of directors has determined that each of these individuals meets the independence requirements of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable listing standards of Nasdaq. Each member of our audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, our board of directors has examined each audit committee member’s scope of experience and the nature of their prior and/or current employment. Additionally, our board of directors has determined that Mr. Gordon, Mr. Park, and Dr. Payson all qualify as audit committee financial experts within the meaning of SEC regulations and meet the financial sophistication requirements of the Nasdaq Listing Rules. In making this determination, our board of directors has considered each of Mr. Gordon, Mr. Park and Dr. Payson’s formal education and previous and current experience in financial and accounting roles. Both our independent registered public accounting firm and management periodically meet privately with our audit committee.
The primary purpose of the audit committee is to discharge the responsibilities of our board of directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our audit committee include:
•
helping our board of directors oversee our corporate accounting and financial reporting processes;

•
managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

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discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results and any proposed earnings announcements;

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reviewing and discussing with the independent registered public accounting firm and management significant issues regarding accounting principles and presentation of financial statements;

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overseeing the policies and procedures as required by applicable law and Nasdaq listing requirements governing how we may employ individuals who were once employed by our independent registered public accounting firm;

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developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

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reviewing related person transactions;

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reviewing and discussing with management our processes and policies with respect to risk identification, management and assessment in all areas of our business;

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obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and

•
approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

The audit committee appreciates the rapidly evolving nature of threats presented by cybersecurity incidents and is committed to the prevention, timely detection, and mitigation of the effects of any such incidents on the Company. With respect to cybersecurity, the audit committee maintains oversight of the Company’s security posture, including the internal and external cybersecurity threat landscape, incident response, assessment and training activities, and relevant legislative, regulatory, and technical developments.
We believe that the composition and functioning of our audit committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.
Report of the Audit Committee of the Board of Directors
The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with our management. The audit committee has also reviewed and discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The audit committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP the accounting firm’s independence. Based on the foregoing, the audit committee has recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and filed with the SEC.
Jeff Park, Chair
Kevin Gordon
Norman Payson, M.D.
The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of Progyny under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
The compensation committee of our board of directors is composed of four directors: Dr. Cohen, Mr. Holstein, Mr. Park and Dr. Seidenberg, with Dr. Cohen serving as chair of the compensation committee. All members of the compensation committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards).

Each of the members of the compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Our board of directors has determined that each of these individuals is “independent” as defined under the applicable listing standards of Nasdaq, including the standards specific to members of a compensation committee.
The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our compensation committee include:
•
reviewing and approving the compensation of our Chief Executive Officer, other executive officers and senior management;

•
reviewing, evaluating and recommending to our board of directors succession plans for our executive officers;

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reviewing and recommending to our board of directors the compensation paid to our directors;

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administering our equity incentive plans and other benefits programs;

•
reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management; and

•
reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

We believe that the composition and functioning of our compensation committee complies with all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.
Compensation Committee Processes and Procedures
Our compensation committee meets at least annually and with greater frequency if necessary. The compensation committee also acts periodically by unanimous written consent in lieu of a formal meeting. The agenda for each meeting is usually developed by the chair of the compensation committee, in consultation with management. The compensation committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in compensation committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation.
The charter of the compensation committee grants the compensation committee full access to all books, records, facilities and personnel of Progyny. In addition, under the charter, the compensation committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and legal, accounting or other outside advisors and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. The compensation committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the compensation committee. In particular, the compensation committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. The compensation committee also may form and delegate authority to one or more subcommittees consisting of one or more members of our board of directors (whether or not he, she or they are on the compensation committee) to the extent allowed under applicable law and stock exchange listing requirements. Although the compensation committee may act on any issue that has been delegated to the chair of the compensation committee or a subcommittee, doing so will not limit or restrict future action by the chair of the compensation committee or subcommittee on any matters delegated to it. Any action or decision of the chair of the compensation committee or a subcommittee will be presented to the full compensation committee at its next scheduled meeting.

Compensation Committee Interlocks and Insider Participation
None of the members of the compensation committee are currently, or have been at any time, one of our officers or employees. None of our executive officers currently serve, or have served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this proxy statement and incorporated by reference in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2020.
Fred Cohen, M.D., D.Phil., Chair
Roger Holstein
Jeff Park
Beth Seidenberg, M.D.
The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of Progyny under the Securities or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee of our board of directors is composed of four directors: Ms. Clinton, Mr. Gordon, Dr. Payson and Ms. Scott, with Dr. Payson serving as chair of the nominating and corporate governance committee. All members of the nominating and corporate governance committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). Specific responsibilities of our nominating and corporate governance committee include:
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identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our board of directors;

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considering and making recommendations to our board of directors regarding the composition and chairmanship of the committees of our board of directors;

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instituting plans or programs for the continuing education of our board of directors and orientation of new directors;

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developing and making recommendations to our board of directors regarding corporate governance guidelines and matters;

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overseeing periodic evaluations of the board of directors’ performance, including committees of the board of directors; and

•
overseeing and reviewing our progress against our environmental, social and governance goals.

We believe that the functioning of our nominating and corporate governance committee complies with all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.
The nominating and corporate governance committee believes that candidates for director should have certain minimum qualifications, including the highest personal integrity and ethics, the ability to read and understand basic financial statements, and being older than 21. The nominating and corporate governance committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the nominating and corporate governance committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the board of directors, the operating requirements of Progyny and the long-term interests of our stockholders.
In conducting this assessment, the nominating and corporate governance committee typically considers diversity (including diversity of gender, ethnic background and country of origin), age, skills and such other factors as it deems appropriate, given the current needs of the board of directors and our business, to maintain a balance of knowledge, experience and capability. When considering candidates as potential members of the board, the board of directors and the nominating and corporate governance committee evaluates the candidates’ ability to contribute to such diversity. The board of directors assesses its effectiveness in this regard as part of its annual board and director evaluation process. Currently, three of our directors are female and one of our directors self-identifies as black.
The nominating and corporate governance committee appreciates the value of thoughtful board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the board of directors. In the case of incumbent directors whose terms of office are set to expire, the nominating and corporate governance committee reviews these directors’ overall service to Progyny during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the nominating and corporate governance committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The nominating and corporate governance committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The nominating and corporate governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our board of directors. The nominating and corporate governance committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the board of directors by majority vote.
The nominating and corporate governance committee will consider stockholder recommendations of director candidates, so long as they comply with applicable law and our amended and restated bylaws, which procedures are summarized below. The nominating and corporate governance committee will evaluate any director nominees received from stockholders in the same manner as recommendations received from management or members of our board of directors.
Stockholders who wish to recommend individuals for consideration by the nominating and corporate governance committee to become nominees for election to our board of directors may do so by delivering a written recommendation to the nominating and corporate governance committee at the following address: 1359 Broadway, 2nd Floor, New York, New York 10018, Attn: Jennifer Bealer at least 120 days prior to the anniversary date of the mailing of our proxy statement for the preceding year’s annual meeting of stockholders. Submissions must include as to each proposed nominee, among other things, the name, age, business address and residence address of such nominee, the principal occupation or employment of such nominee, details regarding such nominee’s ownership of our capital stock, and such other information as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director, if elected, and must also include information regarding the stockholder making such nomination, as specified in our amended and restated bylaws. You should refer to our amended and restated bylaws for a complete description of the required procedures for nominating a candidate to our board of directors.
Stockholder Communications with our Board of Directors
Our board of directors has adopted a formal process by which stockholders may communicate with the board or any of its directors. Stockholders who wish to communicate with our board of directors may do so by sending written communications addressed to our Secretary at 1359 Broadway, 2nd Floor, New York, New York 10018, Attn: Jennifer Bealer. Our Secretary will review each communication and will forward such communication to the board of directors or any of its directors to whom the communication is addressed, unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate. Communications deemed by the Secretary to be inappropriate for presentation will still be made available to any non-management director upon such director’s request.
Code of Conduct
We have adopted the Progyny, Inc. Code of Conduct that applies to all officers, directors, employees and outside labor, including independent contractors and consultants. The Code of Conduct is available on our website at investors.progyny.com. If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website. We granted no waivers in fiscal 2020.
Anti-Hedging Policy
Our board of directors has adopted an Insider Trading Policy, which applies to all of our directors, officers, employees, and designated consultants, as well as such persons’ immediate family, persons with whom such persons share a household, persons who are such persons’ economic dependents, and, unless otherwise determined by us, any other individuals or entities whose transactions in securities such persons influence, direct, or control (including, e.g., a venture or other investment fund, if such persons influence, direct, or control transactions by the fund). The Insider Trading Policy prohibits hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds.

PROPOSAL 2
RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The audit committee of our board of directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. In executing its responsibilities, the audit committee engages in an annual evaluation of Ernst & Young LLP’s qualifications, performance and independence, and considers whether continued retention of them as the Company’s independent registered public accounting firm is in the best interest of the Company. While Ernst & Young LLP has been retained as the Company’s independent registered public accounting firm continuously since 2012, in accordance with SEC rules and Ernst & Young LLP’s policies, the firm’s lead engagement partner rotates every five years. Representatives of Ernst & Young LLP are expected to be present virtually at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Progyny and our stockholders.
The affirmative vote of the holders of a majority of the shares present by virtual attendance or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us by Ernst & Young LLP for the periods set forth below.
	Fiscal Year Ended
	2020	2019
	(in thousands)
Audit Fees(1)	$775	$1,263
Audit-related Fees(2)	—	250
Tax Fees(3)	112	50
All Other Fees(4)	4	—
Total Fees	$891	$1,563

(1)
Audit fees consist of fees billed for professional services provided in connection with the audit of our annual financial statements, the review of our quarterly financial statements, and audit services that are normally provided by independent registered public accounting firm in connection with regulatory filings. For 2019, the audit fees also include fees for professional services provided in connection with our initial public offering, including comfort letters and consents.

(2)
Consists of fees billed for the adoption of ASC 606 and SEC pre-clearance process related to our initial public offering.

(3)
Consists of fees billed in 2020 for tax compliance work, a Section 382 study with respect to net operating loss carryforwards, a qualified small business stock assessment, and various other tax advisory services. Consists of fees billed in 2019 related to a Section 382 study with respect to net operating loss carryforwards and a New York City commercial rent tax study in connection with the lease of our former headquarters.

(4)
Consists of fees related to publications and online subscriptions/content.

All fees described above were pre-approved by the audit committee.
Pre-Approval Policies and Procedures
The audit committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. The policy generally permits pre-approval of specified services in the defined categories of audit services, audit-related services, tax services and permitted non-audit services. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, but any pre-approval decision made pursuant to such delegation must be reported to the full audit committee at its next scheduled meeting.
The audit committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.
Our Board Of Directors Unanimously Recommends A Vote FOR The Ratification Of
Ernst & Young LLP As Our
Independent Registered Public Accounting Firm for the year ending December 31, 2021.

PROPOSAL 3
APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We became a public reporting company in October 2019. As of December 31, 2020, we ceased to be an emerging growth company and, therefore, this Proxy Statement includes an advisory vote of our stockholders on the preferred frequency of future stockholder advisory votes on the compensation of our named executive officers. In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21 under the Exchange Act, the Company requests that our stockholders cast a non-binding, advisory vote regarding the frequency with which we should include in future annual proxy statements a stockholder advisory vote to approve the compensation of our named executive officers. By voting on this proposal, stockholders may indicate whether they would prefer that the Company provide for such a stockholder advisory vote at future annual meetings every one year, every two years or every three years. Stockholders may also abstain from the vote.
After careful consideration, our board of directors has determined that providing a stockholder advisory vote to approve the compensation of our named executive officers every year is the most appropriate alternative for the Company at this time. In formulating its recommendation, our board determined that an annual advisory vote on named executive officer compensation will allow stockholders to provide their direct input on our compensation philosophy, policies and practices as disclosed in this and future proxy statements on a more timely and consistent basis than if the vote were held less frequently. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking regular dialogue with our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this proposal.
Stockholders of the Company will have the opportunity to specify one of four choices for this proposal on the proxy card: (1) one year; (2) two years; (3) three years; or (4) abstain. Stockholders are not voting to approve or disapprove the board’s recommendation. Rather, stockholders are being asked to express their preference regarding the frequency of future advisory votes to approve executive compensation.
The frequency that receives the affirmative vote of the holders of a majority of shares present by virtual attendance or represented by proxy and entitled to vote on the matter will be the frequency recommended by stockholders. If no frequency receives the foregoing vote, then we will consider the option of ONE YEAR, TWO YEARS, or THREE YEARS that receives the highest number of votes cast to be the frequency recommended by stockholders.
Because your vote is advisory, it will not be binding upon the board. However, the board values stockholders’ opinions and the Compensation Committee will consider the outcome of the advisory vote in approving the frequency of futile advisory votes on the compensation of our named executive officers.
Our Board Of Directors Unanimously Recommends A Vote For “ONE YEAR” Regarding The Non-Binding Frequency Of Future Advisory Votes On The Compensation Of Our Named Executive Officers.

EXECUTIVE OFFICERS
The following table sets forth, for our executive officers, their ages and position held with us as of the date of this proxy statement:
Name	Age	Principal Position
David Schlanger	61	Chief Executive Officer and Director
Peter Anevski	53	President, Chief Operating Officer
Jennifer Bealer	40	Executive Vice President, General Counsel
Mark Livingston	55	Chief Financial Officer
Biographical information for David Schlanger is included above with the director biographies under the caption “Information Regarding Director Nominees and Current Directors.”
Peter Anevski has served as our Chief Operating Officer since January 2017 and our President since June 2019. From January 2017 to September 2020, Mr. Anevski also served as our Chief Financial Officer. Mr. Anevski has extensive experience managing financial functions for public companies. From May 2013 until September 2016, he served as the Executive Vice President and Chief Financial Officer of WebMD, an online provider of information relating to health and well-being. Prior to that, Mr. Anevski served in senior finance and operations roles at WebMD and predecessor companies for 14 years, including as Senior Vice President, Finance. Mr. Anevski received his B.A. in Accounting from Montclair State University.
Jennifer Bealer has served as our General Counsel since October 2017. Prior to that, she was an Associate at the law firm Ropes & Gray’s nationally-ranked healthcare practice from November 2010 to October 2017, where she gained extensive expertise in providing healthcare clients with strategic, regulatory, compliance and transaction advice. Ms. Bealer holds a B.S. in Biology and Psychology from the Pennsylvania State University and received her J.D. from the University of Pennsylvania Law School, A.L.M from Harvard University, and Master of Bioethics from University of Pennsylvania School of Medicine.
Mark Livingston has served as our Chief Financial Officer since September 2020. Previously, Mr. Livingston had served as our Executive Vice President of Finance from May 2019 to September 2020 Prior to that, he served as Chief Financial Officer of the international business at Scripps Network Interactive, a media company, where he worked from August 2010 to April 2018, and as Chief Financial Officer of Emerson, Reid & Company, an employee benefits wholesaler, from June 2007 to August 2010. Previously, Mr. Livingston has held senior financial leadership roles at WebMD and Hess Corporation. Mr. Livingston received his B.S. from Tulane University, and is a licensed Certified Public Accountant.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
2020 Business Highlights
The following are some of our key 2020 financial and performance highlights:
•
Our clinical outcomes with respect to single embryo transfer rates, pregnancy rate, miscarriage rate, live birth rate and IVF multiples rate remained superior to national averages.

•
By becoming an even more present resource for our members in 2020, our industry-leading Net Promoter Score, or NPS, increased to +79, its highest level ever.

•
We achieved 2020 revenues of $345 million despite disruptions to our business due to the COVID-19 pandemic.

•
For the full year, revenue grew 50% despite disruptions to our business due to the COVID-19 pandemic.

•
In the last quarter of 2020, we surpassed $100 million in quarterly revenue for the first time in our history.

•
Our gross margin in 2020 increased to 20.3%, demonstrating the significant efficiencies we have realized as we continue to scale our operations.

In this Compensation Discussion and Analysis (“CD&A”) set forth below, we provide an overview and analysis of the compensation awarded to or earned by our named executive officers identified in the Summary Compensation Table below during 2020, including the elements of our compensation program for named executive officers, material compensation decisions made under that program for 2020 and the material factors considered in making those decisions. Our named executive officers for the year ended December 31, 2020, which consist of our principal executive officer, our principal financial officer and our three most other highly compensated executive officers for fiscal year 2020 (collectively, the “named executive officers”) are:
•
David Schlanger, who serves as Chief Executive Officer and is our principal executive officer;

•
Mark Livingston, who serves as Chief Financial Officer and is our principal financial officer;

•
Peter Anevski, who serves as President and Chief Operating Officer;

•
Lisa Greenbaum, who served as Executive Vice President and Chief Client Officer through April 19, 2021;

•
Jennifer Bealer, who serves as Executive Vice President and General Counsel; and

•
Karin Ajmani, who served as Executive Vice President and Chief of Strategic Development through March 2, 2020.

Mr. Anevski served as our Chief Financial Officer through September 14, 2020. Effective September 15, 2020, Mr. Livingston was promoted to Chief Financial Officer of the Company.
This section also describes the actions and decisions of our compensation committee as it relates to fiscal 2020 compensation decisions. Where relevant, the discussion below also reflects certain contemplated changes to our compensation structure that occurred after fiscal 2020 but before our Annual Meeting.
Details of our Compensation Program
Compensation Philosophy, Objectives and Design
Philosophy.   We are focused on our mission of making dreams of parenthood come true through healthy, timely and supported fertility journeys. We believe that we are still in the early stages of this journey and that for us to be successful, we must hire and retain a talented team of individuals who can help achieve this mission through the successful pursuit of our company priorities. We have provided compensation packages that we view as fair and competitive and that are designed to incentivize our executives to drive superior performance, as our ability to meet and exceed our business goals depends on the skills and contributions of each executive.
Historically, our compensation programs for our executives have been weighted towards rewarding both short- and long-term performance incentives through a mix of cash and equity compensation, providing our executives with an opportunity to share in the appreciation of our business over time. Following our initial public offering, we have continued emphasizing pay for performance and compensation that is “at risk”. We also intend to maintain a commitment to strong corporate governance and best practice as we design and implement compensation programs for our executives.
Objectives.   Our compensation program for our named executive officers is built to support the following objectives:
•
Attract and retain highly qualified and productive executives

•
Provide a competitive total pay opportunity

•
Motivate executives to reach short-term and long-term company goals

•
Align executive pay with stockholder interest through equity awards with multi-year vesting

Design.   Our executive compensation program has been designed to motivate, reward, attract and retain high caliber management deemed essential to ensure our success. The program seeks to align executive compensation with our short-and long-term objectives, business strategy and financial performance.
What We Do		What We Don’t Do
✓	Deliver a significant portion of executive compensation through long-term equity to align interests with stockholders	X	No pledging or hedging of Progyny stock
✓	Engaged an independent compensation consultant	X	No excessive perquisites
✓	Benchmark certain pay against industry peers to offer market-competitive compensation	X	No supplemental executive retirement plans
✓	Set challenging company metrics and targets	X	No compensation-related tax gross-ups
✓	Conduct an annual executive compensation review	X	No incentives that encourage excessive risk-taking
Determination of Compensation/Compensation Practices
The compensation committee administers the executive compensation program relating to the compensation of our executive officers, including our named executive officers. The compensation committee annually reviews and approves the compensation of our executives and the cash and equity incentive plans, including setting corporate goals and objectives upon which the executive compensation program is based. The compensation committee evaluates the Chief Executive Officer’s performance in light of these goals and objectives.
We expect that our compensation committee will make future compensation decisions with respect to our named executive officers. In making executive compensation determinations for 2020, we relied on a variety of factors, including compensation data from market survey data published by third parties for use as a general indicator of relevant market conditions and pay practices.
Role of Chief Executive Officer
At the request of the compensation committee, our Chief Executive Officer made recommendations to the compensation committee to assist in determining 2020 compensation levels of the other named executive officers other than with respect to his own compensation. The compensation committee considers the Chief Executive Officer’s evaluation and his direct knowledge of each named executive officer’s performance and contributions when making compensation decisions. However, the ultimate decisions regarding 2020 executive compensation were made by the compensation committee.
Role of Compensation Consultant
In connection with our preparation for our initial public offering, in 2019 our board of directors engaged PricewaterhouseCoopers LLP, an independent compensation consulting firm, to provide executive compensation advisory services, formalize our compensation philosophy and to help design compensation arrangements that reflect that philosophy. The compensation committee believes that PricewaterhouseCoopers LLP did not have any conflicts of interest in advising the compensation committee under applicable SEC or Nasdaq rules.
In addition, our board of directors retained Willis Towers Watson, another independent compensation consultant, in April 2020 to provide advisory services to the compensation committee regarding executive compensation matters for 2021. The compensation committee determined that Willis Towers Watson is independent and that there is no conflict of interest resulting from retaining Willis Towers Watson.
When making compensation decisions in 2020, our compensation committee considered the advice and data previously provided by PricewaterhouseCoopers LLP. The compensation committee analyzed market data for executive compensation focusing on the benchmarking analysis and market data provided by PricewaterhouseCoopers LLP. Our peer group review took into account multiple factors in which we selected companies that were similar in size (primarily revenue), in the healthcare industry, including healthcare services, healthcare technology and managed healthcare, and with similar direction on industry and business strategy.
In particular, the compensation committee reviewed compensation data from the public filings for the following companies:
Apollo Medical Holding Inc.	Healthstream Inc.
Benefitfocus, Inc.	HMS Holdings Corp
Care.com, Inc.	National Research Corp
Castlight Health Inc.	NextGen Healthcare Inc.
Corvel Corp	Tabula Rasa Healthcare Inc.
Digirad Corp	Teladoc Health Inc.
Evolent Health Inc.	Tivity Health Inc.
HeathEquity Inc.	Wageworks, Inc.
Use of Peer Group
The compensation committee reviewed our named executive officer compensation against this peer group to ensure that our named executive officer compensation is competitive and sufficient to recruit and retain our named executive officers. While the compensation committee considered this data in evaluating named executive officer compensation, we did not seek to benchmark our named executive officer compensation to any particular level other than with respect to our Chief Executive Officer and President, which we sought to benchmark at approximately the 50th percentile of our peer group. Compensation data from public filings of companies in our peer group formed the basis of the competitive benchmarking analysis and pay mix comparison.
Elements of Executive Compensation
Our executive officer compensation packages generally include:
•
Base salary;

•
Performance-based cash incentives; and

•
Equity-based compensation.

We believe that our compensation mix supports our objective of focusing on at-risk compensation having significant financial upside based on our performance relative to company priorities. We expect to continue to emphasize equity awards because of the direct link that equity compensation provides between stockholder interests and the interests of our executive officers, thereby motivating our executive officers to focus on increasing our value over the long term.
Base Salary
The base salaries of our named executive officers are an important part of their total compensation package, and are intended to reflect their respective positions, duties and responsibilities. The compensation committee reviews executive officer base salaries each year (or otherwise at the time of a new hire or promotion) and make any adjustments it deems necessary. In setting base salaries, the compensation committee considers changes in responsibilities, individual performance, tenure in position, internal pay equity, Company performance, market data for individual in similar positions and advice from our independent compensation consultant. The compensation committee gives no specific weighting to any one factor in setting the level of base salary and the process ultimately relies on the subjective exercise of the compensation committee’s judgment. We intend to continue to evaluate the mix of base salary, short-term incentive compensation and long-term incentive compensation to appropriately align the interests of our named executive officers with those of our stockholders.
The following table sets forth the base salaries of our named executive officers for 2020:
Named Executive Officer	Fiscal 2020 Base Salary
David Schlanger	$500,000
Mark Livingston	$389,776(1)
Peter Anevski	$425,000
Lisa Greenbaum	$325,000
Jennifer Bealer	$300,000
Karin Ajmani	$55,417(2)

(1)
The base salary paid to Mr. Livingston in fiscal 2020 reflects the salary increase to $425,000 Mr. Livingston received in connection with his promotion to Chief Financial Officer in September 2020.

(2)
Amount reflects Ms. Ajmani’s resignation from the Company on February 11, 2020, which was effective as of March 2, 2020.

Bonuses
We consider annual cash incentive bonuses to be an important component of our total compensation program and provides incentives necessary to retain executive officers. Each named executive officer is eligible to receive an annual performance-based cash bonus based on a specified target annual bonus award amount, expressed as a percentage of the named executive officer’s base salary. Payments to our named executive officers under our bonus plan are determined by our compensation committee based, in the case of our named executive officers other than our Chief Executive Officer, on recommendations made by our Chief Executive Officer, considering each officer’s contributions to Company performance and also measured against their own defined job responsibilities.

In 2020, our named executive officers participated in our annual cash incentive bonus program at the following target percentages of base salary as of December 31, 2020:
Named Executive Officer	Target Percentage Salary
David Schlanger	75%
Mark Livingston(1)	60%
Peter Anevski	75%
Lisa Greenbaum	100%
Jennifer Bealer	40%
Karin Ajmani(2)	N/A

(1)
Mr. Livingston’s applicable target bonus opportunity was 50% of his base salary through September 14, 2020, following which it was increased to 60% of his base salary in connection with his promotion.

(2)
Ms. Ajmani was not eligible to receive an annual bonus with respect to 2020 due to her resignation from employment with us.

Short-term incentive payments are based on the attainment of company-wide financial and operational objectives and an individualized leadership assessment of each executive, as assessed by the compensation committee.
Payments Under Our 2020 Bonus Program
For 2020, we operated an annual cash-based incentive program for eligible employees, including our named executive officers, pursuant to which participants could receive bonuses based on the achievement of certain Company financial, operational and strategic performance metrics (the “2020 Bonus Program”). Under the 2020 Bonus Program the compensation committee assesses whether or not the applicable performance goals have been met or exceeded, and based on such performance assessment, determines payout levels for named executive officers based on their respective target bonus opportunities. Based on the compensation committee’s assessment, the actual payout amounts may be higher than the target opportunity.
2020 Bonus Program Performance Objectives
The original 2020 Bonus Program included a variety of specified financial and strategic performance criteria. At the time these objectives were set, the board of directors felt that they were rigorous yet achievable incentive targets for management. The original performance criteria for the 2020 Bonus Program included an annual revenue target of $415,000,000, an annual adjusted EBITDA target of $45,300,000, and an adjusted EBITDA margin on incremental revenue of 14.5%.
Given the uncertainty of the COVID-19 pandemic and its effects on our business during an extraordinary year, the compensation committee determined that focusing on the pre-established strategic performance objectives would be more appropriate rather than making mid-year changes to the financial performance metrics under the 2020 Bonus Program. As a result, the compensation committee used the measures set forth below in order to determine performance achievement with respect to 2020 bonuses.
Performance Metric/Goal	Actual	Assessment
Sales and Account Management – grow client base	Despite disruption due to COVID-19, entered 2021 with a large contractual backlog of estimated annual revenues	Meets expectations
Clinical Outcomes and Scientific Leadership – generate industry leading clinical outcomes that exceed national averages	All clinical outcomes substantially exceeded most recently reported national averages and are industry leading	Exceeds expectations

Performance Metric/Goal	Actual	Assessment
Member Services – continue to improve and refine the member experience to maintain competitive differentiation	NPS score of close to 80+ by year-end and average member satisfaction survey score of 4.8 out of 5	Exceeds expectations
Provider Network and Relations – continue to have a high quality network and maintain unique collaborative relationship with network providers	Added 18 new centers, renewed over 150 centers, enhanced clinic monitoring and provider collaboration	Exceeds expectations
Organization – maintain the unique mission-driven and collaborative culture	Positive results from employee engagement survey and low attrition	Exceeds expectations
Strategic – determine priority areas for growth	Determined priority areas for board’s consideration	Exceeds expectations
2020 Bonus Payout Results
The performance goals for the 2020 Bonus Program were originally set by our board of directors prior to the onset of the COVID-19 pandemic and its resulting effect on the Company and the economy at large. Due to the impact of the COVID-19 pandemic on the Company as well as the extraordinary individual efforts of our named executive officers to drive value for the Company during challenging circumstances in 2020, the compensation committee exercised its discretion to determine whether the level of achievement for a particular performance metric was at a level “above expectations” or whether performance for 2020 “meets expectations”. The actual amounts earned under the 2020 Bonus Program are set forth below in the column of the Summary Compensation Table titled “Non-Equity Incentive Plan Compensation” and the discretionary increases to the 2020 bonus payouts are included in the column titled “Bonus”.
Name	Target	Overall Assessment	Total Bonus Payout
David Schlanger	$375,000	Meets expectations	$350,000
Mark Livingston	$207,188	Above expectations	$250,000
Peter Anevski	$318,750	Above expectations	$350,000
Lisa Greenbaum	$325,000	Meets expectations	$225,000
Jennifer Bealer	$120,000	Above expectations	$140,000
2020 Special Bonuses
We also determined in our discretion to award special one-time cash bonuses to all employees eligible to participate in the 2020 Bonus Program in recognition of extraordinary efforts required from these team members to continue to create value for the Company in 2020. Each employee eligible for a bonus in 2020 was eligible to receive a special bonus, including our named executive officers, who received special bonus payments as set forth below:
Named Executive Officer	2020 Special Bonus Payout
David Schlanger	$125,000
Mark Livingston	$85,000
Peter Anevski	$125,000
Lisa Greenbaum	$75,000
Jennifer Bealer	$50,000
Karin Ajmani	N/A

The amount of special bonus awarded to each named executive officer for fiscal year 2021 performance are included below in the Summary Compensation Table in the column entitled “Bonus.”
Equity Awards/Stock Plans
We view equity-based compensation as a critical component of our balanced total compensation program which establishes a performance-oriented culture at the Company for all levels of employees, including our executives. Equity-based compensation creates an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business and aligns interest of executives with those of our stockholders. We do not currently have any formal policy for determining the number of equity-based awards to grant to named executive officers.
The following table sets forth the stock options and restricted stock units granted to our named executive officers in the 2020 fiscal year.
Named Executive Officer	2020 Stock Options Granted	2020 RSUs Granted
Mark Livingston	9,000	13,500
Lisa Greenbaum	9,000	3,500
Jennifer Bealer	9,000	13,500
On March 9, 2020, each of Mr. Livingston, Ms. Greenbaum and Ms. Bealer received grants of 9,000 options at an exercise price of $23.16 per share and 3,500 restricted stock units. Each such award vests as to 25% on the first anniversary of the vesting commencement date of March 9, 2020 with the remaining 75% of such award vesting in equal quarterly installments on each monthly anniversary thereafter over the next three years, subject to the executive’s continued service through each applicable vesting date. In addition, Mr. Livingston and Ms. Bealer received additional grants of 10,000 restricted stock units on May 4, 2020. Each such award vests as to 25% on October 25, 2020 with the remaining 75% of such award vesting in equal quarterly installments on each monthly anniversary thereafter over the next three years, subject to the executive’s continued service through each applicable vesting date.
Other Company Compensation & Benefit Programs for Fiscal 2020
In addition to the annual and long-term compensation programs described above, we provided the named executive officers with benefits and limited perquisites consistent with those provided to other Company executives, as described below.
Comprehensive Benefits Package
We provide a competitive benefits package to all full-time employees, including the named executive officers, that includes health and welfare benefits, such as medical, dental, vision care, disability insurance and life insurance benefits.
Other Benefits and Perquisites
Two of our named executive officers were provided with housing allowanced in 2020 due to their primary residence being outside of New York. Such allowance was provided to aid in the performance of their respective duties and to provide competitive compensation with executives with similar positions and levels of responsibilities who are primarily based in other cities. We do not generally provide any tax “gross ups” to our named executive officers.
401(k) Plan
We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain Code limits, which are updated annually. Currently, we match 50% of the contributions that eligible employees make to the 401(k) plan up to 6% of the employee’s eligible compensation. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan, and making fully vested matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.
In the future, we may provide different and/or additional compensation components, benefits and/or perquisites to our named executive officers to ensure that we provide a balanced and comprehensive compensation structure. We believe that it is important to maintain flexibility to adapt our compensation structure to properly attract, motivate and retain the top executive talent for which we compete. All future practices regarding compensation components, benefits and/or perquisites will be subject to periodic review by the compensation committee.
Employment Agreements
We are party to employment agreements with each of our named executive officers, described in “—Employment Arrangements” below.
Severance Benefits
A detailed description of the applicable severance provisions contained in our named executive officer’s employment agreements is described in “— Employment Arrangements — Severance” below.
Other Matters
Tax and Accounting Considerations
Section 409A of the Internal Revenue Code
Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Code.
Section 280G of the Internal Revenue Code
Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies that undergo a change in control. In addition, Section 4999 of the Code imposes a 20% penalty on the individual receiving the excess payment.
Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Code based on the executive’s prior compensation. In approving the compensation arrangements for our named executive officers in the future, the compensation committee will consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 280G of the Code. However, the compensation committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent.

Accounting Standards
ASC Topic 718 requires us to calculate the grant date “fair value” of our stock-based awards using a variety of assumptions. ASC Topic 718 also requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of restricted stock, RSUs and performance units under our equity incentive award plans will be accounted for under ASC Topic 718. During the fourth quarter of 2016, we early adopted ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, and elected to account for forfeitures of awards as they occur. The compensation committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align the accounting expense of our equity awards with our overall executive compensation philosophy and objectives.
Responsible Equity Grant Practices
Our equity grant practices ensure all grants are made on fixed grant dates and at exercise prices or grant prices equal to the fair market value of our Common Stock on such dates. Equity grants are awarded under our stockholder approved plans and we do not backdate, reprice or grant equity awards retroactively. Our stockholder approved equity plans prohibit repricing of awards or exchanges of underwater options for cash or other securities without stockholder approval.

2020 SUMMARY COMPENSATION TABLE
The following table sets forth information concerning the compensation of our named executive officers for the year ended December 31, 2020.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
David Schlanger Chief Executive Officer	2020	500,000	125,000	—	—	350,000	12,312	987,312
	2019	431,250	—	—	4,240,075	250,000	42,871	4,964,196
	2018	350,000	—	—	244,812	175,000	74,574	844,386
Mark Livingston(5) Chief Financial Officer	2020	389,776	127,812	299,760	94,529	207,188	132,230	1,251,295
Peter Anevski President and Chief Operating Officer	2020	425,000	156,250	—	—	318,750	9,861	909,861
	2019	375,000	—	—	3,865,951	250,000	30,714	4,251,665
	2018	325,000	—	—	139,893	163,000	53,698	681,591
Lisa Greenbaum Executive Vice President and Chief Client Officer	2020	325,000	75,000	81,060	94,529	225,000	56,574	857,163
Jennifer Bealer Executive Vice President and General Counsel	2020	300,000	70,000	299,760	94,529	120,000	9,120	893,409
Karin Ajmani(6) Executive Vice President and Chief of Strategic Development	2020	55,417	—	—	—	—	2,069	57,485

(1)
Amounts reflect special bonuses paid to each of our named executive officers in 2020, as described above under “Bonuses — 2020 Special Bonuses” and adjustments to the cash performance bonus payouts made by our compensation committee in recognition of our named executive officers’ individual performance during 2020.

(2)
Amounts reported represent the aggregate grant date fair value of stock options and restricted stock units granted to our named executive officers in 2020, computed in accordance with ASC Topic 718, excluding the effect of forfeitures. The assumptions used in calculating the grant date fair value of the stock options and restricted stock units reported in this column are set forth in the notes to our audited consolidated financial statements included in the Annual Report. This amount does not reflect the actual economic value that may be realized by the executive officer.

(3)
Amounts shown represent the named executive officers’ total performance-based cash bonuses earned for 2020, as applicable, based on the achievement of performance goals as determined by our compensation committee.

(4)
For Mr. Schlanger for 2020, this amount includes matching contributions to the 401(k) plan of $8,550 and payment of term life insurance premiums of $3,762. For Mr. Livingston for 2020, this amount includes matching contributions to the 401(k) plan of $8,550; payment of term life insurance premiums of $2,451; cell phone reimbursements of $900; housing reimbursements of $119,729; and HSA employer contributions equal to $1,500. For Mr. Anevski for 2020, this amount includes matching contributions to the 401(k) plan of $8,550 and payment of term life insurance premiums of $1,311. For Ms. Greenbaum for 2020, this amount includes matching contributions to the 401(k) plan of $1,719; payment of term life insurance premiums of $855; cell phone reimbursements of $900; and housing reimbursements of $48,000. For Ms. Bealer for 2020, this amount includes matching contributions to the 401(k) plan of $8,550; payment of term life insurance premiums of $570; and cell phone reimbursements of $900. For Ms. Ajmani for 2020, this amount includes matching contributions to the 401(k) plan of $1,663; payment of term life insurance premiums of $219; and cell phone reimbursements of $188.

(5)
Effective September 15, 2020, Mr. Livingston was promoted to Chief Financial Officer of the Company and Mr. Anevski resigned from such role. In connection with such promotion, Mr. Livingston received a base salary increase to $425,000 and a target bonus opportunity increase to 60% of his base salary.

(6)
Ms. Ajmani resigned from her employment with the Company effective March 2, 2020.

GRANTS OF PLAN-BASED AWARDS — FISCAL YEAR 2020
The following table shows all plan-based awards which the Company granted to the named executive officers during 2020.
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(1)
		Threshold ($)	Target ($)	Maximum ($)
David Schlanger	N/A(2)	—	375,000	—	—	—	—	—
Mark Livingston	N/A(2)	—	207,188	—	—	—	—	—
	03/09/20(3)	—	—	—	3,500	—	—	$81,060
	03/09/20(3)	—	—	—	—	9,000	$23.16	$94,529
	05/04/20(4)	—	—	—	10,000	—	—	$218,700
Peter Anevski	N/A(2)	—	318,750	—	—	—	—	—
Lisa Greenbaum	N/A(2)	—	325,000	—	—	—	—	—
	03/09/20(3)	—	—	—	3,500	—	—	$81,060
	03/09/20(3)	—	—	—	—	9,000	$23.16	$94,529
Jennifer Bealer	N/A(2)	—	120,000	—	—	—	—	—
	03/09/20(3)	—	—	—	3,500	—	—	$81,060
	03/09/20(3)	—	—	—	—	9,000	$23.16	$94,529
	05/04/20(4)	—	—	—	10,000	—	—	$218,700
Karin Ajmani	N/A(2)	—	162,500	—	—	—	—	—

(1)
Amounts reported represent the aggregate grant date fair value of stock options and restricted stock units granted to our named executive officers in 2020, computed in accordance with ASC Topic 718, excluding the effect of forfeitures. The assumptions used in calculating the grant date fair value of the stock options and restricted stock units reported in this column are set forth in the notes to our audited consolidated financial statements included in the Annual Report. This amount does not reflect the actual economic value that may be realized by the executive officer.

(2)
These columns show the range of estimated payouts targeted for 2020 performance bonuses under our 2020 Bonus Program for our executive officers as described above in the section titled “Elements of Executive Compensation — Bonuses”. The actual cash bonus payments made in 2020 based on 2020 performance are set forth in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation”.

(3)
On March 9, 2020, each of Mr. Livingston, Ms. Greenbaum and Ms. Bealer received a grant of 3,500 restricted stock units and 9,000 options to purchase shares of our common stock at an exercise price of $23.16 per share.

(4)
On May 4, 2020, Mr. Livingston and Ms. Bealer received a grant of 10,000 restricted stock units.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Arrangements
We are party to employment agreements with each of our named executive officers. The arrangements generally provide for at-will employment without any specific term and set forth the named executive officer’s initial base salary, bonus potential, eligibility for employee benefits and severance benefits upon a qualifying termination of employment, subject to such employee executing a separation agreement with us.
David Schlanger
In September 2019, we entered into an amended and restated employment agreement with Mr. Schlanger, our Chief Executive Officer, which was effective as of July 1, 2019. Pursuant to his agreement, Mr. Schlanger is entitled to an annual base salary of $500,000 and is eligible to receive an annual discretionary performance and retention bonus of up to a maximum of 75% of his annual salary.
Pursuant to his agreement, if Mr. Schlanger is terminated by us without “cause” or if Mr. Schlanger resigns for “good reason” outside of the “change in control severance period” (as those terms are defined in his agreement), he is entitled to: (1) continued payment of his then-current base salary for a period of 12 months, (2) payment of his current year target bonus, prorated based on completed months of service to the date of termination, as well as any bonus relating to the prior year to the extent earned as determined by our board of directors, (3) payment of premiums for continued health benefits to him under COBRA for up to 12 months following his termination, (4) 12 months of accelerated vesting of any of his then-unvested shares subject to outstanding equity awards and (5) his options remaining exercisable for 12 months following his termination. If Mr. Schlanger is terminated without cause or resigns with good reason within one month prior to or within two years following our “acquisition” (referred to as the “change of control severance period”), he is entitled to the aforementioned payments and benefits, except that any then-unvested outstanding equity awards will become vested in their entirety as of the last day of his employment. Good reason within two years of our acquisition includes resignation by Mr. Schlanger for any or no reason after the nine-month anniversary of the acquisition. If Mr. Schlanger resigns without good reason or is terminated for cause, he will not be entitled to any severance benefits, his options will no longer vest and all payments, other than those already earned, will terminate. If Mr. Schlanger is terminated because of his disability, then his then-outstanding options will be exercisable for 12 months following his last day of employment. Mr. Schlanger’s benefits are conditioned, among other things, on his complying with his post-termination obligations under his agreement and timely signing a general release of claims in our favor.
Mark Livingston
On May 24, 2019, we entered into an offer letter with Mr. Livingston providing for his position as Executive Vice President, Finance. Pursuant to this offer letter, Mr. Livingston was entitled to an annual base salary of $375,000 and was eligible to receive an annual discretionary performance bonus of up to a maximum of 50% of his annual salary. In addition, the offer letter provided for Mr. Livingston’s initial stock option grant of 333,003 options to be granted in connection with his commencement of employment with the Company.
Effective September 15, 2020, we entered into an amended and restated employment agreement with Mr. Livingston providing for his promotion to Chief Financial Officer. Pursuant to his agreement, Mr. Livingston is entitled to an annual base salary of $425,000 and is eligible to receive an annual discretionary performance and retention bonus of up to a maximum of 60% of his annual salary.
Pursuant to his agreement, if Mr. Livingston is terminated by us without “cause” or if Mr. Livingston resigns for “good reason” outside of the “change of control severance period” (as those terms are defined in his agreement), he is entitled to: (1) continued payment of his then-current base salary for a period of six months, (2) payment of his current year target bonus, prorated based on completed months of service to the date of termination, as well as any bonus relating to the prior year to the extent earned as determined by our board of directors, (3) payment of premiums for continued health benefits to him under COBRA for up to six months following his termination, (4) six months of accelerated vesting of any of his then-unvested shares subject to outstanding equity awards and (5) his options remaining exercisable for six months following his termination. If Mr. Livingston is terminated without cause or resigns with good reason within one month prior to or within one year following our “acquisition” (referred to as the “change of control severance period”), he is entitled to the aforementioned payments and benefits, except that any then-unvested outstanding equity awards will become vested in their entirety as of the last day of his employment. If Mr. Livingston resigns without good reason or is terminated for cause or disability, he will not be entitled to any severance benefits, his equity awards will no longer vest and all payments, other than those already earned, will terminate. Mr. Livingston’s benefits are conditioned, among other things, on his complying with his post-termination obligations under his employment agreement and timely signing a general release of claims in our favor.
Peter Anevski
In September 2019, we entered into an amended and restated employment agreement with Mr. Anevski, our President, Chief Operating & Financial Officer, which was effective as of July 1, 2019. Pursuant to his agreement, Mr. Anevski is entitled to an annual base salary of $425,000 and is eligible to receive an annual discretionary performance and retention bonus of up to a maximum of 75% of his annual salary.
Pursuant to his agreement, if Mr. Anevski is terminated by us without “cause” or if Mr. Anevski resigns for “good reason” outside of the “change of control severance period” (as those terms are defined in his agreement), he is entitled to: (1) continued payment of his then-current base salary for a period of 12 months, (2) payment of his current year target bonus, prorated based on completed months of service to the date of termination, as well as any bonus relating to the prior year to the extent earned as determined by our board of directors, (3) payment of premiums for continued health benefits to him under COBRA for up to 12 months following his termination, (4) 12 months of accelerated vesting of any of his then-unvested shares subject to outstanding equity awards and (5) his options remaining exercisable for 12 months following his termination. If Mr. Anevski is terminated without cause or resigns with good reason within one month prior to or within two years following our “acquisition” (referred to as the “change of control severance period”), he is entitled to the aforementioned payments and benefits, except that any then-unvested outstanding equity awards will become vested in their entirety as of the last day of his employment. Good reason within two years of our acquisition includes resignation by Mr. Anevski for any or no reason after the nine-month anniversary of the acquisition. If Mr. Anevski resigns without good reason or is terminated for cause, he will not be entitled to any severance benefits, his equity awards will no longer vest and all payments, other than those already earned, will terminate. If Mr. Anevski is terminated because of his disability, then his then-outstanding options will be exercisable for 12 months following his last day of employment. Mr. Anevski’s benefits are conditioned, among other things, on his complying with his post-termination obligations under his offer letter and timely signing a general release of claims in our favor.
Lisa Greenbaum
On April 19, 2019, we entered into an employment agreement with Ms. Greenbaum, our Executive Vice President, Chief Client Officer, which was effective on June 10, 2019. Pursuant to her agreement, Ms. Greenbaum was entitled to an annual base salary of $325,000, is eligible to receive an annual discretionary performance bonus of up to a maximum of 100% of her annual salary and received a $30,000 signing bonus. The agreement also provided for Ms. Greenbaum’s initial stock option grant of 220,002 options and a monthly housing allowance of $4,000.
Pursuant to her agreement, if Ms. Greenbaum was terminated by us without “cause” or if Ms. Greenbaum resigned for “good reason”, she was entitled to: (1) continued payment of her then-current base salary for a period of nine months (increased to 12 months after the second anniversary of her start date) and (2) payment of premiums for continued health benefits to her under COBRA for up to nine months following her termination (increased to 12 months after the second anniversary of her start date). If Ms. Greenbaum resigned without good reason or was terminated for cause or disability, she would not have been entitled to any severance benefits, her equity awards would have no longer vested and all payments, other than those already earned, would have terminated. Ms. Greenbaum’s benefits were conditioned, among other things, on her complying with her post-termination obligations under her employment agreement and timely signing a general release of claims in our favor. Ms. Greenbaum resigned from her employment effective April 19, 2021.
Jennifer Bealer
On September 8, 2017, we entered into an employment agreement with Ms. Bealer as our Senior Vice President, General Counsel, which was effective on October 30, 2017. Pursuant to her agreement, Ms. Bealer is entitled to an annual base salary of $240,000 and is eligible to receive an annual discretionary performance bonus of up to a maximum of 25% of her annual salary. The agreement also provided for Ms. Bealer initial stock option grant of 110,001 options.
Karin Ajmani
We entered into a letter agreement with Ms. Ajmani, our Executive Vice President, Chief of Strategic Development in June 2015, which was amended and restated in June 2019. Pursuant to her agreement, Ms. Ajmani: (1) was entitled to an annual base salary of $325,000, (2) was eligible to receive an annual discretionary bonus of up to a maximum of 50% of her annual salary, based on the achievement of certain individual performance goals and our achievement of certain performance targets, and (3) was granted options to purchase 165,001 shares of our common stock, which option will vest as to 25% on the one year anniversary of the grant date and the remainder will vest monthly over the following 36 months.
Ms. Ajmani resigned from her employment effective March 2, 2020.
OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR-END
The following table shows all outstanding equity awards held by the named executive officers as of December 31, 2020:
Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
David Schlanger	5/24/2019	740,218(2)	1,129,804(2)	$3.9545	5/23/2029	—	—
	8/17/2018	198,569(3)	4,225(3)	$1.5000	8/16/2028	—	—
	8/4/2017	3,609,917(4)	124,468(4)	$0.9091	8/3/2027	—	—
Mark Livingston	5/4/2020	—	—	—	—	7,500(5)	317,925
	3/9/2020	—	—	—	—	3,500(6)	148,365
	3/9/2020	—	9,000(6)	$23.1600	3/8/2030	—	—
	6/4/2019	6,875(7)	199,377(7)	$3.9545	6/3/2029	—	—
Peter Anevski	5/24/2019	645,519(2)	1,030,117(2)	$3.9545	5/23/2029	—	—
	8/17/2018	34,042(3)	2,414(3)	$1.5000	8/16/2028	—	—
	8/4/2017	802,107(4)	71,124(4)	$0.9091	8/3/2027	—	—
Lisa Greenbaum	3/9/2020	—	—	—	—	3,500(6)	148,365
	3/9/2020	—	9,000(6)	$23.1600	3/8/2030	—	—
	6/4/2019	32,500(8)	137,502(8)	$3.9545	6/3/2029	—	—
Jennifer Bealer	5/4/2020	—	—	—	—	7,500(5)	317,925
	3/9/2020	—	—	—	—	3,500(6)	148,365
	3/9/2020	—	9,000(6)	$23.1600	3/8/2030	—	—
	5/24/2019	—	99,689(2)	$3.9545	5/23/2029	—	—
	5/22/2019	—	17,078(2)	$3.9545	5/21/2029	—	—
	11/10/2017	4,584(9)	22,917(9)	$0.9091	11/9/2027	—	—
Karin Ajmani	—	—	—	—	—	—	—

(1)
For restricted stock unit awards, this value is based upon the closing stock price of our common stock of December 31, 2020 of $42.39.

(2)
Each such award vested as to 25% on the May 23, 2020 (or March 20, 2020 for Ms. Bealer’s May 22nd grant) with the remaining 75% of such award vesting in equal monthly installments on each monthly anniversary thereafter over the next three years, subject to the executive’s continued service through each applicable vesting date.

(3)
Each such award vested as to 25% on September 16, 2018 with the remaining 75% of such award vesting in equal monthly installments on each monthly anniversary thereafter over the next three years, subject to the executive’s continued service through each applicable vesting date.

(4)
Each such award vested as to 25% on January 16, 2018 with the remaining 75% of such award vesting in equal monthly installments on each monthly anniversary thereafter over the next three years, subject to the executive’s continued service through each applicable vesting date.

(5)
Each such award vested as to 25% on October 25, 2020 with the remaining 75% of such award vesting in equal quarterly installments over the next three years, subject to the executive’s continued service through each applicable vesting date.

(6)
Each such award vested as to 25% on the first anniversary of March 9, 2020 with the remaining 75% of such award vesting in equal quarterly installments thereafter over the next three years, subject to the executive’s continued service through each applicable vesting date.

(7)
Each such award vested as to 25% on May 29, 2020 with the remaining 75% of such award vesting in equal monthly installments on each monthly anniversary thereafter over the next three years, subject to the executive’s continued service through each applicable vesting date.

(8)
Each such award vested as to 25% on June 3, 2020 with the remaining 75% of such award vesting in equal monthly installments on each monthly anniversary thereafter over the next three years, subject to the executive’s continued service through each applicable vesting date.

(9)
Each such award vested as to 25% on October 20, 2018 with the remaining 75% of such award vesting in equal monthly installments on each monthly anniversary thereafter over the next three years, subject to the executive’s continued service through each applicable vesting date.

OPTION EXERCISES AND STOCK VESTED — FISCAL YEAR 2020
The following table shows for 2020 the number of shares acquired upon exercise of option awards and the vesting of stock awards and the value realized upon such exercise and vesting.
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(7)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(8)
David Schlanger	480,000	11,906,829	—	—
Mark Livingston	123,751(2)	2,895,295	2,500(3)	68,500
Peter Anevski	223,382	5,639,916	—	—
Lisa Greenbaum	50,000(4)	1,326,995	—	—
Jennifer Bealer	106,094(5)	2,676,975	2,500	68,500
Karin Ajmani	730,004(6)	21,818,540	—	—

(1)
Represents the gross number of shares acquired on the exercise of options or vesting of restricted stock units, as applicable, without taking into account any shares withheld to satisfy applicable tax obligations.

(2)
After withholding shares sufficient to cover applicable taxes and fees upon the exercise of option awards, Mr. Livingston retained a total of 58,244 net shares.

(3)
After withholding shares sufficient to cover applicable taxes and fees upon the vesting of restricted stock units, Mr. Livingston retained a total of 1,275 net shares.

(4)
After withholding shares sufficient to cover applicable taxes and fees upon the exercise of option awards, Ms. Greenbaum retained a total of 25,484 net shares.

(5)
After withholding shares sufficient to cover applicable taxes and fees upon the exercise of option awards, Ms. Bealer retained a total of 66,338 net shares.

(6)
After withholding shares sufficient to cover applicable taxes and fees upon the exercise of option awards, Ms. Ajmani retained a total of 614,093 net shares.

(7)
Represents the value of the exercised stock options, calculated by multiplying (1) the number of vested options exercised by (2) the closing stock price from the previous trading day, less the exercise price of such options.

(8)
Represents the value of the vested restricted stock units, calculated by multiplying (1) the number of vested restricted stock units by (2) the closing stock price from the previous trading day.

SUMMARY OF POTENTIAL PAYMENTS AND BENEFITS — TERMINATION EVENTS
Overview
This section describes the benefits payable to our named executive officers in two circumstances:
•
Termination of Employment

•
Change in Control

Employment Agreements — Severance
David Schlanger
Pursuant to his employment agreement, if Mr. Schlanger is terminated by us without “cause” or if Mr. Schlanger resigns for “good reason” outside of the “change in control severance period” (as those terms are defined in his agreement), he is entitled to: (1) continued payment of his then-current base salary for a period of 12 months, (2) payment of his current year target bonus, prorated based on completed months of service to the date of termination, as well as any bonus relating to the prior year to the extent earned as determined by our board of directors, (3) payment of premiums for continued health benefits to him under COBRA for up to 12 months following his termination, (4) 12 months of accelerated vesting of any of his then-unvested shares subject to outstanding equity awards and (5) his options remaining exercisable for 12 months following his termination. If Mr. Schlanger is terminated without cause or resigns with good reason within one month prior to or within two years following our “acquisition” (referred to as the “change of control severance period”), he is entitled to the aforementioned payments and benefits, except that any then-unvested outstanding equity awards will become vested in their entirety as of the last day of his employment. Good reason within two years of our acquisition includes resignation by Mr. Schlanger for any or no reason after the nine-month anniversary of the acquisition. If Mr. Schlanger resigns without good reason or is terminated for cause, he will not be entitled to any severance benefits, his options will no longer vest and all payments, other than those already earned, will terminate. If Mr. Schlanger is terminated because of his disability, then his then-outstanding options will be exercisable for 12 months following his last day of employment. Mr. Schlanger’s benefits are conditioned, among other things, on his complying with his post-termination obligations under his agreement and timely signing a general release of claims in our favor.
Mark Livingston
Pursuant to his employment agreement, if Mr. Livingston is terminated by us without “cause” or if Mr. Livingston resigns for “good reason” outside of the “change of control severance period” (as those terms are defined in his agreement), he is entitled to: (1) continued payment of his then-current base salary for a period of six months, (2) payment of his current year target bonus, prorated based on completed months of service to the date of termination, as well as any bonus relating to the prior year to the extent earned as determined by our board of directors, (3) payment of premiums for continued health benefits to him under COBRA for up to six months following his termination, (4) six months of accelerated vesting of any of his then-unvested shares subject to outstanding equity awards and (5) his options remaining exercisable for six months following his termination. If Mr. Livingston is terminated without cause or resigns with good reason within one month prior to or within one year following our “acquisition” (referred to as the

“change of control severance period”), he is entitled to the aforementioned payments and benefits, except that any then-unvested outstanding equity awards will become vested in their entirety as of the last day of his employment. If Mr. Livingston resigns without good reason or is terminated for cause or disability, he will not be entitled to any severance benefits, his equity awards will no longer vest and all payments, other than those already earned, will terminate. Mr. Livingston’s benefits are conditioned, among other things, on his complying with his post-termination obligations under his employment agreement and timely signing a general release of claims in our favor.
Peter Anevski
Pursuant to his employment agreement, if Mr. Anevski is terminated by us without “cause” or if Mr. Anevski resigns for “good reason” outside of the “change of control severance period” (as those terms are defined in his agreement), he is entitled to: (1) continued payment of his then-current base salary for a period of 12 months, (2) payment of his current year target bonus, prorated based on completed months of service to the date of termination, as well as any bonus relating to the prior year to the extent earned as determined by our board of directors, (3) payment of premiums for continued health benefits to him under COBRA for up to 12 months following his termination, (4) 12 months of accelerated vesting of any of his then-unvested shares subject to outstanding equity awards and (5) his options remaining exercisable for 12 months following his termination. If Mr. Anevski is terminated without cause or resigns with good reason within one month prior to or within two years following our “acquisition” (referred to as the “change of control severance period”), he is entitled to the aforementioned payments and benefits, except that any then-unvested outstanding equity awards will become vested in their entirety as of the last day of his employment. Good reason within two years of our acquisition includes resignation by Mr. Anevski for any or no reason after the nine-month anniversary of the acquisition. If Mr. Anevski resigns without good reason or is terminated for cause, he will not be entitled to any severance benefits, his equity awards will no longer vest and all payments, other than those already earned, will terminate. If Mr. Anevski is terminated because of his disability, then his then-outstanding options will be exercisable for 12 months following his last day of employment. Mr. Anevski’s benefits are conditioned, among other things, on his complying with his post-termination obligations under his offer letter and timely signing a general release of claims in our favor.
Lisa Greenbaum
Pursuant to her employment agreement, if Ms. Greenbaum was terminated by us without “cause” or if Ms. Greenbaum resigned for “good reason” outside of the “change of control severance period” (as those terms are defined in her agreement), she was entitled to: (1) continued payment of her then-current base salary for a period of nine months (increased to 12 months after the second anniversary of her start date) and (2) payment of premiums for continued health benefits to her under COBRA for up to nine months following her termination (increased to 12 months after the second anniversary of her start date). If Ms. Greenbaum resigned without good reason or was terminated for cause or disability, she would not have been entitled to any severance benefits, her equity awards would have no longer vested and all payments, other than those already earned, would have no longer terminated. Ms. Greenbaum’s benefits were conditioned, among other things, on her complying with her post-termination obligations under her employment agreement and timely signing a general release of claims in our favor. Ms. Greenbaum resigned from her employment without good reason effective April 19, 2021 and as a result, was not entitled to any severance payments or benefits.
Karin Ajmani
Pursuant to her letter agreement, if Ms. Ajmani was terminated by us without “cause” or if Ms. Ajmani resigned for “good reason” (each as defined in her letter agreement), she would have been entitled to: (1) continued payment of her base salary for a period of 12 months, (2) payment of premiums for continued health benefits to her under COBRA for up to 12 months following her termination, (3) accelerated vesting of any then-unvested options that would have vested through the 12 month anniversary of her termination, (4) payment of her target bonus for the then-current year, pro-rated to the date of termination and payment of the prior year’s bonus to the extent earned as determined by our board of directors and (5) extension of the exercise period of any outstanding non-qualified stock options for a period of six months following her termination. In the event that Ms. Ajmani was terminated by us without cause or she resigned for good reason in connection with our “acquisition” (as defined in her letter agreement), then all of Ms. Ajmani’s unvested options would have become 100% vested and exercisable as of the date of her last day of employment with us. If Ms. Ajmani was terminated with cause, resigned without good reason, or her employment ended because of her disability, then she would not be entitled to any severance benefits, her options would no longer vest and all payments, other than those already earned, would terminate. Ms. Ajmani’s benefits were conditioned, among other things, on her signing a general release of claims in our favor.
Ms. Ajmani resigned from her employment without good reason effective March 2, 2020 and as a result, was not entitled to any severance payments or benefits.
Equity Plans
Pursuant to our 2017 Plan and 2019 Plan (as defined below), in the event any of our employees, including our executives, are terminated by reason of his or her death, such employee will be entitled to accelerated vesting of the then-unvested time-based awards.
Summary of Potential Payments Upon Termination or Change in Control
The following table summarizes the payments that would be made to our named executive officers upon the occurrence of certain qualifying terminations of employment or a change in control, in any case, occurring on December 31, 2020 (other than for Ms. Ajmani, who was not employed with the Company on December 31, 2020 and did not receive any other severance payments or benefits during 2020). Amounts shown do not include (i) accrued but unpaid base salary through the date of termination, (ii) other benefits earned or accrued by the named executive officer during his employment that are available to all salaried employees, such as accrued vacation or acceleration of outstanding stock options and restricted stock units (unless the vesting is contingent on attainment of a performance condition).
Name	Benefit	Termination Without Cause or for Good Reason / Cause (no Change in Control) ($)	Change in Control (no Termination) ($)	Termination Without Cause or for Good Reason / Cause in Connection with a Change in Control ($)
David Schlanger	Cash	850,000(1)	—	850,000(1)
	Equity Acceleration	23,304,593(4)	—	48,760,387(5)
	All Other Payments or Benefits	26,270(6)	—	26,270(6)
	Gross Up Payment	—	—	—
	Total	24,180,863	—	49,636,656
Mark Livingston	Cash	462,500(2)	—	462,500(2)
	Equity Acceleration	1,738,982(4)	—	8,302,515(5)
	All Other Payments or Benefits	28,1236)	—	28,123(6)
	Gross Up Payment	—	—	—
	Total	2,229,605	—	8,793,137
Peter Anevski	Cash	775,000(1)	—	775,000(1)
	Equity Acceleration	19,432,320(4)	—	42,642,058(5)
	All Other Payments or Benefits	37,142(6)	—	37,142(6)
	Total	20,244,462	—	43,454,200
Lisa Greenbaum	Cash	243,750(3)	—	—
	Equity Acceleration	—	—	—
	All Other Payments or Benefits	28,123(6)	—	—
	Total	271,873	—

Name	Benefit	Termination Without Cause or for Good Reason / Cause (no Change in Control) ($)	Change in Control (no Termination) ($)	Termination Without Cause or for Good Reason / Cause in Connection with a Change in Control ($)
Jennifer Bealer(7)	Cash	—	—	—
	Equity Acceleration	—	—	—
	All Other Payments or Benefits	—	—	—
	Total	—	—	—

(1)
Represents payment equal to (1) 12 months of the executive’s base salary at termination for the year ended December 31, 2020 and (2) the executive’s full target bonus for such year of termination (without regard to proration assuming a termination date of December 31, 2020.

(2)
Represents payment equal to (1) six months of Mr. Livingston’s base salary at termination for the year ended December 31, 2020 and (2) Mr. Livingston’s full target bonus for such year of termination (without regard to proration assuming a termination date of December 31, 2020).

(3)
Represents payment equal to (1) nine months of Ms. Greenbaum’s base salary at termination for the year ended December 31, 2020 and (2) Ms. Greenbaum’s full target bonus for such year of termination (without regard to proration assuming a termination date of December 31, 2020.

(4)
Represents the value of 12 months (or six months for Mr. Livingston) of unvested equity awards that would be subject to accelerated vesting, based upon the closing price of our common stock on December 31, 2020 of $42.39.

(5)
Represents the value of all unvested equity awards that would be subject to accelerated vesting, based upon the closing price of our common stock on December 31, 2020 of $42.39.

(6)
Represents the estimated costs of continuation of group health benefits for 12 months following the executive’s termination.

(7)
Ms. Bealer is not entitled to any payments or benefits upon a termination of her employment or the occurrence of a change in control.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes our equity compensation plan information as of December 31, 2020. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders:
Plan Category	Number of Shares to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of Shares remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column) (#)
Equity compensation plans approved by security holders	15,292,783(1)	$4.71	5,285,560(2)
Equity compensation plan not approved by security holders	—	—	—
Total	15,292,783	$4.71	5,283,560

(1)
This amount includes the following:

a.
13,384,301 shares to be issued upon the exercise of outstanding stock options, of which 379,789 were granted from the Progyny Inc. 2008 Stock Plan (the 2008 Stock Plan) with a weighted-average exercise price of $1.31, 11,665,751 were granted from the Progyny Inc. 2017 Equity Incentive Plan, as amended (the 2017 Plan) with a weighted-average exercise price of $2.68 and 1,338,761 were granted from the Progyny Inc. 2019 Equity Incentive Plan, as amended (the 2019 Plan) with a weighted-average exercise price of $26.59.

b.
1,419,415 shares to be issued upon the exercise of outstanding common stock warrants with a weighted-average exercise price of $1.73.

c.
489,067 shares subject to restricted stock units (RSUs) that were granted under the 2019 Plan. Since these awards have no exercise price, they are not included in the weighted-average exercise price calculation.

(2)
In October 2019, the Company’s board of directors and stockholders adopted and approved the 2019 Equity Incentive Plan, as amended (the “2019 Plan”), as the successor to continuation of the Company’s 2017 Equity Incentive Plan, as amended (the “2017 Plan”).

DIRECTOR COMPENSATION
Non-Employee Director Compensation Policy
Our board of directors adopted a non-employee director compensation policy in June 2019, which is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Prior to the adoption of the policy, we did not pay compensation to any of our non-employee directors for their service on our board of directors. Under the policy, each non-employee director will be paid cash compensation as set forth below. All amounts for service as a chairperson of the board of directors or a committee thereof are in addition to the amount for service as a member of our board of directors. In October 2020, we amended and restated our non-employee director compensation policy.
Position	Annual Retainer
Board of Directors	$40,000
Board of Directors Chair	$25,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$10,000
Nominating and Corporate Governance Committee Chair	$7,500
In addition, each of our non-employee directors will receive initial option grants in the amounts set forth below upon their election or appointment to our board of directors. All amounts for service as a chairperson of the board of directors or a committee thereof are in addition to the amount for service as a member of our board of directors.
Position	Initial Grant
Board of Directors	44,000
Board of Directors Chair	8,800
Audit Committee Chair	6,600
Compensation Committee Chair	4,400
Nominating and Corporate Governance Committee Chair	2,200
Under our amended and restated non-employee director compensation policy, directors will also be eligible to receive annual equity awards comprising options to purchase 25,000 shares and 5,000 restricted stock units, in each case which shall vest on the first anniversary of the grant date, subject to the director’s continued service through such date.
For any director elected prior to the completion of our initial public offering, 25% of the shares underlying the initial option grant will vest on the first anniversary of the completion of the initial public offering, with the remaining shares vesting in 36 equal monthly installments thereafter. For any director elected after the completion of our initial public offering, 25% of the shares underlying this option will vest on the first anniversary of the date of the initial election or appointment, with the remaining shares vesting in equal quarterly installments thereafter until the fourth anniversary of the date of initial election or appointment. All vesting of equity awards under our non-employee director compensation policy is subject to the director’s continuous service as of each applicable vesting date.
The following table sets forth information regarding the compensation earned by our non-employee directors for the year ended December 31, 2020.

2020 DIRECTOR COMPENSATION TABLE
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Beth Seidenberg	$65,000(2)	$195,650	$392,761	$653,411
Malissia Clinton	$5,000	—	$662,658	$667,658
Fred Cohen	$50,000(3)	$167,700	$365,688	$583,388
Kevin Gordon	$40,000	$139,750	$338,587	$518,337
Roger Holstein	$5,000	—	$662,658	$667,658
Jeff Park	$60,000(4)	$167,700	$379,218	$606,918
Norman Payson	$47,500	$167,700	$352,131	$567,331
Cheryl Scott	$40,000	$139,750	$338,587	$518,337

(1)
Amounts reported represent the aggregate grant date fair value of stock options and restricted stock units granted to our directors in 2020, computed in accordance with ASC Topic 718, excluding the effect of forfeitures. The assumptions used in calculating the grant date fair value of the stock options and restricted stock units reported in this column are set forth in the notes to our audited consolidated financial statements included in the Annual Report. This amount does not reflect the actual economic value that may be realized by the director.

(2)
Beginning October 24, 2020, directors had the option to receive their annual cash compensation in the form of stock options. Ms. Seidenberg chose to have 100% of her retainer for the period 10/24/2020 to 10/23/2021 paid in this manner. As such, the total fees earned for service performed in 2020 includes 894 shares issuable upon the exercise of options. These awards fully vest on October 24, 2021 and have an exercise price of $27.95. Additionally, Ms. Seidenberg received 3,905 shares issuable upon the exercise of options as prepayment of fees to be earned in 2021. The terms of the award are the same as above.

(3)
Beginning October 24, 2020, directors had the option to receive their annual cash compensation in the form of stock options. Dr. Cohen chose to have 50% of his retainer for the period 10/24/2020 to 10/23/2021 paid in this manner. As such, the total fees earned for service performed in 2020 includes 344 shares issuable upon the exercise of options. These awards fully vest on October 24, 2021 and have an exercise price of $27.95. Additionally, Dr. Cohen received 1,501 shares issuable upon the exercise of options as prepayment of fees to be earned in 2021. The terms of the award are the same as above.

(4)
Beginning October 24, 2020, directors had the option to receive their annual cash compensation in the form of stock options. Mr. Park chose to have 100% of his retainer for the period 10/24/2020 to 10/23/2021 paid in this manner. As such, the total fees earned for service performed in 2020 includes 825 shares issuable upon the exercise of options. These awards fully vest on October 24, 2021 and have an exercise price of $27.95. Additionally, Mr. Park received 3,605 shares issuable upon the exercise of options as prepayment of fees to be earned in 2021. The terms of the award are the same as above.

On November 16, 2020, Malissia Clinton and Roger Holstein were appointed as members of our board of directors.
The table below shows the aggregate numbers of option awards (exercisable and unexercisable) held as of December 31, 2020 by each non-employee director who was serving as of December 31, 2020.
Name	Options Outstanding at Fiscal Year End (Exercisable)	Options Outstanding at Fiscal Year End (Unexercisable)	Restricted Stock Units Outstanding at Fiscal Year End(1)
Beth Seidenberg	19,801	66,798	7,000
Malissia Clinton	—	44,000	—
Fred Cohen	18,150	59,096	6,000

Name	Options Outstanding at Fiscal Year End (Exercisable)	Options Outstanding at Fiscal Year End (Unexercisable)	Restricted Stock Units Outstanding at Fiscal Year End(1)
Kevin Gordon	12,833	56,167	5,000
Roger Holstein	—	44,000	—
Jeff Park	19,433	63,597	6,000
Norman Payson	281,025	58,999	6,000
Cheryl Scott	12,834	56,166	5,000

(1)
All RSUs were unvested as of December 31, 2020. They will fully vest on October 24, 2021, one year from date of grant.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of April 5, 2021 by:
•
each person or entity known by us to be beneficial owners of more than five percent of our common stock;

•
each of our directors;

•
each of our named executive officers; and

•
all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Under these rules, beneficial ownership includes any shares of common stock as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options held by such person that are currently exercisable or will become exercisable within 60 days of April 5, 2021 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Unless noted otherwise, the address of all listed stockholders is c/o Progyny, Inc., 1359 Broadway, 2nd Floor, New York, New York 10018.
Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.
Beneficial Owner	Beneficial Ownership(1)
	Number of Shares	Percent of Total
Greater than 5% Stockholders
TPG Biotechnology Partners III, L.P.(2)	15,290,469	17.4%
KPCB Holdings, Inc., as nominee(3)	9,460,800	10.7%
Macquarie Group Limited(4)	5,386,230	6.1%
David Schlanger(5)	4,757,758	5.2%
Alger Associates, Inc.(6)	4,521,013	5.2%
Directors and Named Executive Officers
Peter Anevski(7)	2,456,259	2.7%
Jennifer Bealer(8)	83,165	*
Malissia Clinton	—	—
Fred E. Cohen, M.D. D. Phil.(9)	24,200	*
Kevin Gordon(10)	17,416	*
Lisa Greenbaum(11)	49,374	*
Roger Holstein	—	—
Mark Livingston(12)	45,036	*
Jeff Park(13)	24,016	*
Norman Payson, M.D.(14)	1,312,564	1.5%
Beth Seidenberg, M.D.(15)	9,659,306	10.9%
Cheryl Scott(16)	17,417	*
All executive officers and directors as a group (13 persons)(17)	18,446,511	19.4%

*
Represents beneficial ownership of less than 1%.

(1)
This table is based upon information supplied by our officers, directors and principal stockholders and Schedules 13D and 13G (and amendments thereto) filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 87,738,967 shares outstanding on April 5, 2021.

(2)
Based solely on a Schedule 13G/A filed with the SEC on February 12, 2021. Consists of (a) 14,725,118 shares and (b) warrants to purchase 565,351 shares held by TPG Biotechnology Partners III, L.P., a Delaware limited partnership. The general partner of TPG Biotechnology Partners III, L.P. is TPG Biotechnology GenPar III, L.P., a Delaware limited partnership, whose general partner is TPG Biotechnology GenPar III Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Holdings I, L.P., a Delaware limited partnership, whose general partner is TPG Holdings I A, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS), L.P., a Delaware limited partnership, whose general partner TPG Group Holdings (SBS) Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS) Advisors, Inc., a Delaware corporation. David Bonderman and James G. Coulter are sole stockholders of TPG Group Holdings (SBS) Advisors, Inc. and may therefore be deemed to be the beneficial owners of the securities held by TPG Biotechnology Partners III, L.P. Messrs. Bonderman and Coulter disclaim beneficial ownership of the securities held by TPG Biotechnology Partners III, L.P. except to the extent of their pecuniary interest therein. The address of TPG Biotechnology Partners III, L.P. is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

(3)
Based on a Schedule 13G/A filed with the SEC on February 16, 2021 and information known to the Company. Consists of (a) 8,295,896 shares held by Kleiner Perkins Caufield & Byers XIII, LLC (“KPCB XIII”) and 599,553 shares held by individuals and entities associated with Kleiner Perkins Caufield & Byers (“KPCB”) and (b) warrants to purchase 527,246 shares held by KPCB XIII and 38,105 held by individuals and entities associated with KPCB. All shares are held for convenience in the name of “KPCB Holdings, Inc., as nominee” for the accounts of KPCB XIII and such individuals and entities associated with KPCB. The managing member of KPCB XIII is KPCB XIII Associates, LLC (“KPCB XIII Associates”). L. John Doerr, Raymond J. Lane, Theodore E. Schlein and Brook H. Byers, the managing members of KPCB XIII Associates, exercise shared voting and dispositive control over the shares held by KPCB XIII. Such managing members and Dr. Seidenberg disclaim beneficial ownership of all shares held by KPCB XIII except to the extent of their pecuniary interest therein. The principal business address for Kleiner Perkins Caufield & Byers, LLC, is 2750 Sand Hill Road, Menlo Park, CA 94025.

(4)
Based solely on a Schedule 13G filed with the SEC on February 12, 2021. Consists of 5,386,230 shares held by Macquarie Investment Management Business Trust ( “Macquarie Trust”). The shares held by Macquarie Trust are deemed to be beneficially owned by Macquarie Investment Management Holdings Inc. (“Macquarie Holdings”) due to its ownership of Macquarie Trust. The shares held by Macquarie Holdings and Macquarie Trust are deemed to be beneficially owned by Macquarie Bank Limited (“Macquarie Bank”) due to its ownership of Macquarie Holdings and Macquarie Trust. The shares held by Macquarie Holdings, Macquarie Trust, and Macquarie Bank are deemed to be beneficially owned by Macquarie Group Limited due to its ownership of Macquarie Holdings, Macquarie Trust, and Macquarie Bank. The principal business address of Macquarie Group Limited and Macquarie Bank is 50 Martin Place Sydney, New South Wales, Australia. The principal business address of Macquarie Holdings and Macquarie Trust is 2005 Market Street, Philadelphia, PA 19103.

(5)
Consists of (A) (i) 4,537,756 shares issuable upon the exercise of options within 60 days of April 5, 2021 and (B) 220,002 shares held by DS2019 LLC, which is owned by David Schlanger 2019 Grantor Retained Annuity Trust (the “DS GRAT”). Mr. Schlanger is the managing member of DS2019 LLC and Mr. Schlanger’s spouse is the trustee of the DS GRAT.

(6)
Based solely on a Schedule 13G filed with the SEC on February 16, 2021. Consists of 4,521,013 shares held by Alger Group Holdings, LLC (“Alger LLC”). The shares held by Alger LLC are deemed to be beneficially owned by Alger Associates, Inc. (“Alger Associates”), due to its ownership of Alger LLC. The principal business address of each of Alger LLC and Alger Associates is 360 Park Avenue South, New York, NY 10010.
(7)
Consists of (a) (i) 1,732,813 shares issuable upon the exercise of options within 60 days of April 5, 2021 and (ii) 667,079 shares held by Mr. Anevski and (b) 56,367 shares held by PECO ANEVSKI 2020 SD LLC.

(8)
Consists of (a) (i) 14,974 shares issuable upon the exercise of options within 60 days of April 5, 2021, (b) 625 restricted stock units vesting within 60 days of April 5, 2021, and (c) 67,566 shares held by Ms. Bealer.

(9)
Consists of 24,200 shares issuable upon the exercise of options within 60 days of April 5, 2021 held by Dr. Cohen.

(10)
Consists of 17,416 shares issuable upon the exercise of options within 60 days of April 5, 2021 held by Mr. Gordon.

(11)
Consists of (a) (i) 47,252 shares issuable upon the exercise of options within 60 days of April 5, 2021 and (b) 2,122 shares held by Ms. Greenbaum.

(12)
Consists of (a) (i) 43,501 shares issuable upon the exercise of options within 60 days of April 5, 2021, (b) 625 restricted stock units vesting within 60 days of April 5, 2021, and (c) 910 shares held by Mr. Livingston.

(13)
Consists of 24,016 shares issuable upon the exercise of options within 60 days of April 5, 2021 held by Mr. Park.

(14)
Consists of (a) (i) 287,625 shares issuable upon the exercise of options within 60 days of April 5, 2021 and (ii) 522,446 shares held by Dr. Payson, (b) 380,000 shares held by Norman C. Payson and Melinda B. Payson, Trustees of The Norman C. and Melinda B. Payson Revocable Trust and (c) 122,493 shares held by EVO Eagle, LLC. Mr. Payson shares voting and dispositive power over the shares held by EVO Eagle, LLC.

(15)
Consists of (a) (i) 26,401 shares issuable upon the exercise of options within 60 days of April 5, 2021 and (ii) 84,964 shares held by Dr. Seidenberg, (b) 87,141 shares of common stock held by The Seidenberg/Vogel Rev Trust u/a/d 3/6/03 amended and restated on 06/16/20 (the “Seidenberg Trust”) and (c) 9,460,800 aggregate shares of common stock and warrants to purchase shares of common stock held by KPCB XIII and individuals and entities associated with KPCB referred to in footnote (3) above. Dr. Seidenberg is a trustee of the Seidenberg Trust, and is a partner at KPCB. Dr. Seidenberg disclaims beneficial ownership of all shares held by KPCB XIII except to the extent of her pecuniary interest therein.

(16)
Consists of 17,417 shares issuable upon the exercise of options within 60 days of April 5, 2021 held by Ms. Scott.

(17)
Consists of (a) 11,106,539 shares, (b) 6,773,371 shares issuable upon the exercise of options within 60 days of April 5, 2021 (c) 1,250 restricted stock units vesting within 60 days of April 5, 2021, and (c) warrants to purchase 565,351 shares exercisable within 60 days of April 5, 2021.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors, officers (as defined under Rule 16a-1(f) under the Exchange Act) and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. To our knowledge, based solely on our review of the copies of such forms filed with the SEC and upon written representations of the Reporting Persons received by us, we believe that the following Form 4s were inadvertently filed late due to administrative error (i) one late Form 4 with respect to one transaction on August 19, 2020 for Beth Seidenberg, M.D. filed on August 24, 2020, (ii) two late Form 4s with respect to transactions on July 24, 2020 and September 24, 2020 for Lisa Greenbaum filed on October 1, 2020, and (iii) two late Form 4s with respect to transactions for Mark Livingston on October 23, 2020 and December 2, 2020 filed on January 28, 2021 and December 15, 2020, respectively.

TRANSACTIONS WITH RELATED PERSONS
The following is a summary of transactions since January 1, 2020 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of any class of our capital stock at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest.
Employment Arrangements
We have entered into employment agreements with certain of our executive officers. For more information regarding these agreements with our named executive officers, see “Executive Compensation”.
Stock Option Grants to Directors and Executive Officers
We have granted stock options to certain of our directors and executive officers. For more information regarding the stock options and stock awards granted to our directors and named executive officers see “Executive Compensation” and “Director Compensation.”
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our amended and restated bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. For more information regarding these agreements, see “Executive Compensation — Limitations on Liability and Indemnification Matters.”
Related Person Transaction Policy
We have adopted a written policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of our board of directors or our audit committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must be presented to our board of directors or our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our board of directors or our audit committee is to consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
With respect to any transactions above that were entered into prior to the adoption of the written policy, such transactions were approved by our board of directors considering similar factors to those described in the preceding paragraph.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or us. We agree to deliver promptly, upon written or oral request, a separate copy of the Proxy Materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. Direct your written request to us via mail Progyny, Inc., 1359 Broadway, 2nd Floor, New York, New York 10018, Attn: Jennifer Bealer, via email at investors@progyny.com or call us at (212) 888-3124. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
/s/ Jennifer Bealer

Jennifer Bealer

Executive Vice President, General Counsel and Secretary
April 22, 2021
We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10-K at investors.progyny.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 is also available without charge upon written request to our Secretary at 1359 Broadway, 2nd Floor, New York, New York 10018, Attn: Jennifer Bealer or via email at investors@progyny.com.

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted before the meeting must be received by 11:59 p.m., ET, on June 1, 2021. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2021 Annual Meeting Proxy Card Online Go to www.investorvote.com/PGNY or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/PGNY T IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. T A PThroepBoosarlsd —ofTDhiereBcotaords oref cDoimremcteonrdssreacvoomtme eFnOdR aalvlootfetFhOeRnoalml tinheensolmisitneedeusnlidseter dP,rFoOpRosParlo1p. osals X – X and for every X YEARS on Proposal X. 1. Election of Directors: For Withhold For Withhold For Withhold + 01 - Roger Holstein 02 - Jeff Park 03 - David Schlanger B The Board of Directors recommends a vote FOR Proposal 2. For Against Abstain 2. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 C The Board of Directors recommends a vote for every 1 YEAR on Proposal 3. 3. To vote, on a non-binding advisory basis, whether a non-binding advisory vote on the compensation program for Progyny, Inc.’s named executive officers should be held every one, two or three years 1 Year 2 Years 3 Years Abstain Note: To conduct any other business properly brought before the Annual Meeting or any continuation, adjournment or postponement thereof. D Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 03EZGF 1 U P X +

The 2021 Annual Meeting of Stockholders of Progyny, Inc. will be held on June 2, 2021 at 3:00 p.m., ET, virtually via the internet at https://edge.media-server.com/mmc/p/2ddumpqc. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Notice and Proxy Statement and Form 10-K are available at: www.edocumentview.com/PGNY Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/PGNY Progyny, Inc. T IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. T + Notice of 2021 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for the Annual Meeting of Stockholders — June 2, 2021 The Annual Meeting of Stockholders will be held virtually, via live webcast at https://edge.media-server.com/mmc/p/2ddumpqc, on Wednesday, June 2, 2021 at 3:00 p.m., Eastern Time. Similar to last year, we have determined to hold a virtual Annual Meeting this year in light of the COVID-19 pandemic, as we believe ensuring the safety of our communities, stockholders and personnel is critical at this time. David Schlanger and Peter Anevski, or any of them, as proxies, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, as designated on the reverse side of this proxy card with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Progyny, Inc. to be held on June 2, 2021 or at any continuation, adjournment or postponement thereof. Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. (Items to be voted appear on reverse side) E Non-Voting Items Change of Address — Please print new address below. +